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                                                                      EXHIBIT 2




                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  GENRAD, INC.,
                         GENRAD ACQUISITION CORPORATION
                                       AND
                               MITRON CORPORATION
                                      DATED
                                  JUNE 5, 1996


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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Article I................................................................1
    The Merger; Closing; Effective Time

       1.1 The Merger....................................................1
       1.2 The Closing...................................................1
       1.3 Articles of Merger............................................1
       1.4 Further Assurances............................................2

Article II...............................................................2
    Purposes, Capitalization, Articles of Incorporation and
    Business of the Surviving Corporation

       2.1 Purposes of Surviving Corporation.............................2
       2.2 Capitalization of the Surviving Corporation...................2
       2.3 Articles of Incorporation.....................................2
       2.4 By-Laws.......................................................2
       2.5 Tax Consequences..............................................2
       2.6 Officers and Directors........................................2

Article III..............................................................3
    Consideration for the Merger

       3.1 Conversion....................................................3
       3.2 Treasury Shares...............................................4
       3.3 Stockholder Rights............................................4
       3.4 Dissenters' Rights............................................5
       3.5 Options.......................................................5
       3.6 Warrants......................................................6
       3.7 Fractional Shares.............................................6
       3.8 Lost Certificates.............................................7
       3.9 Acquisition Shares............................................7
      3.10 Escrow Deposit................................................7

Article IV...............................................................7
    Representations and Warranties

       4.1  Representations and Warranties of Mitron.....................7
            (a) Organization, Good Standing, Power, Etc. ................7
            (b) Authorized Capitalization................................8
            (c) Subsidiaries.............................................8
            (d) Options, Warrants, Rights, Etc. .........................8
            (e) Effect of Agreement......................................9
            (f) Power, Due Authorization.................................9
            (g) Financial Statements.....................................9
            (h) Customers...............................................10
            (i) Absence of Certain Changes or Events....................10



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            (j) Taxes...................................................11
            (k)  Litigation.............................................12
            (l)  Labor Matters..........................................12
            (m)  Intangible Property....................................13
            (n)  Books and Records......................................14
            (o)  Licenses, Permits, Authorizations, Etc. ...............14
            (p)  Applicable Laws........................................14
            (q)  Employee Benefit Plans.................................14
            (r)  Environmental Laws and Regulations.....................18
            (s)  Insurance..............................................21
            (t)  Title to Properties, Absence of Liens and
                 Encumbrances; Condition of Properties..................21
            (u)  Material Contracts.....................................21
            (v)  Loans, Notes, Accounts Receivable and Accounts Payable.23
            (w)  Transactions with Related Parties......................24
            (x)  Full Disclosure........................................24
            (y)  Brokers................................................24
            (z)  Pooling of Interests; Tax-Free Reorganization..........24
            (aa) Affiliates.............................................24

       4.2  Representations and Warranties of GenRad and Acquisition....24
            (a)  Organization, Good Standing, Power, Etc. ..............25
            (b)  Merger Stock...........................................25
            (c)  Power, Due Authorization...............................25
            (d)  SEC Filings............................................25
            (e)  Litigation.............................................25
            (f)  Applicable Laws........................................25
            (g)  Brokers................................................26
            (h)  No Material Adverse Change.............................26

Article V...............................................................26
     Covenants
       5.1   Stockholders' Meetings.....................................26
       5.2   Operation of Business......................................26
       5.3   Maintain Properties........................................26
       5.4   Books and Records..........................................27
       5.5   Encumbrances...............................................27
       5.6   Compliance.................................................27
       5.7   No Solicitation............................................27
       5.8   Interim Operations.........................................27
       5.9   Filings; Other Action......................................28
       5.10  Access.....................................................28
       5.11  Notification of Certain Matters............................28
       5.12  Best Efforts...............................................28


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       5.13  Publicity.....................................................29
       5.14  Tax Free Reorganization.......................................29
       5.15  Accounting Basis..............................................29
       5.16  Further Action................................................29

Article VI.................................................................29
   Conditions
       6.1   Conditions to Each Party's Obligations to Effect the Merger...29
               (a) Stockholder Approval....................................29
               (b) No Injunction or Restraints; Illegality.................29
               (c) Tax Opinion of Counsel for GenRad and Acquisition.......30
       6.2   Conditions to Obligations of GenRad and Acquisition...........30
               (a) Representations and Warranties..........................30
               (b) Performance of Obligations of Mitron....................30
               (c) Employee Retention......................................30
               (d) Opinion Letter of Counsel for Mitron....................30
               (e) Dissenters..............................................31
               (f) Investment Representations..............................31
               (g) No Material Adverse Change..............................31
               (h) Filings and Consents....................................31
               (i) Proceedings and Litigation..............................31
               (j) Proceedings Satisfactory to Counsel.....................31
               (k) Non-competition Agreements..............................31
               (l) Voting Agreements/Proxies...............................32
               (m) Affiliate Letters.......................................32
               (n) Pooling of Interests....................................32
               (o) Termination of Voting Agreement.........................32
               (p) Conversion of Preferred Stock...........................32
               (q) Regulation D Safe Harbor................................32
               (r) No Encumbrances.........................................32
               (s) Escrow Agreement........................................32
               (t) Agreements with Tektronix...............................32
       6.3 Conditions to Obligations of Mitron.............................33
               (a) Representations and Warranties..........................33
               (b) Performance of Obligations of GenRad....................33
               (c) Opinion Letter of Counsel for GenRad and Acquisition....33
               (d) Proceedings Satisfactory to Counsel.....................33
               (e) Registration Rights Agreement...........................33
               (f) Escrow Agreement........................................33
               (g) Pooling of Interests....................................34

Article VII................................................................34
     Termination
       7.1  Termination by Mutual Consent..................................34
       7.2  Termination by Either Mitron or GenRad.........................34


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       7.4  Termination by Mitron..........................................34
       7.5  Notice of Termination..........................................35
       7.6  Effect of Termination and Abandonment..........................35

Article VIII...............................................................35
    Certain Rights and Limitations Regarding the Merger Stock
       8.1  Restrictions on Sale or Transfer of Shares.....................35
       8.2  Registration of the Merger Stock...............................36


Article IX.................................................................36
     Right to Escrow Fund
       9.1  Agreement for Indemnification..................................36
       9.2  Limitations of Claims Against Escrow Fund......................38
       9.3  Notice of Claim................................................38
       9.4  Defense and Settlement of Claims...............................39
       9.5  Jurisdiction...................................................39

Article X..................................................................39
     Miscellaneous
       10.1 Cooperation....................................................39
       10.2 Payment of Expenses............................................40
       10.3 Survival.......................................................40
       10.4 Modification or Amendment......................................40
       10.5 Waiver of Conditions...........................................40
       10.6 Certification of Stockholder Vote and Dissenters...............40
       10.7 Counterparts...................................................40
       10.8 Governing Law..................................................41
       10.9 Notices........................................................41
      10.10 Entire Agreement...............................................42
      10.11 Captions.......................................................42
      10.12 Severability...................................................42

Disclosure Schedules
     Mitron Corporation Disclosure Schedule
     GenRad, Inc. Disclosure Schedule

Exhibits
     Affiliate Agreement (4.1(aa))
     Tax Certificates (6.1(c))
     Opinion Letter of Counsel for Mitron (6.2(d))
     Investment and Transmittal Letter (6.2(f))
     Non-Competition, Assignment and Non-Disclosure Agreement (6.2(k)) Stockholder Voting Agreement and Irrevocable Proxy (6.2(l))
     Opinion Letter of Counsel for GenRad and Acquisition (6.3(c)) Registration Rights Agreement (6.3(e))

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     THIS AGREEMENT AND PLAN OF MERGER (hereinafter, this "Agreement"), made this 5th day of June, 1996, by and among Mitron Corporation, an Oregon corporation ("Mitron"), GenRad, Inc., a Massachusetts corporation ("GenRad") and GenRad Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of GenRad ("Acquisition"). GenRad, Acquisition and Mitron are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

     WHEREAS, Mitron, GenRad and Acquisition desire to merge Acquisition with and into Mitron, with Mitron being the surviving corporation in the Merger, all upon the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Subject to the terms and conditions of this Agreement and in accordance with the laws of the State of Oregon, at the Effective Time (as defined in Section 1.3) Acquisition shall be merged with and into Mitron and the separate corporate existence of Acquisition shall thereupon cease (the "Merger"). Mitron shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 60.497 of the Oregon Business Corporation Act (the "Business Corporation Act").

     1.2. The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts, at 10:00 A.M., Eastern Standard Time, on June 20, 1996 (or at such other place, time or date as may be mutually agreed upon by GenRad and Mitron) (the "Closing Date"). At the Closing, each of the parties shall take all action and deliver all such documents, instruments, certificates, agreements, securities and other items as may be requisite and are within its power to perform in order to fulfill and observe all covenants, conditions and agreements on its part to be performed, fulfilled and observed at or prior to the Merger (and not theretofore accomplished), and/or to cause all conditions precedent to the other party's obligations hereunder to be satisfied in full. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

     1.3. Articles of Merger. On the Closing Date, if all the conditions to the Merger set forth in Article VI shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with
Article VII, the parties hereto shall cause Articles of Merger meeting the requirements of Section 60.494 of the Business Corporation Act to be properly executed and filed in accordance with such Section. The Merger shall become effective at the time (the "Effective Time") of the filing of Articles of Merger in accordance with the Business Corporation Act or at such later time



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which the parties hereto have agreed and designated in such Articles as the effective time of the Merger.

     1.4. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any rights, properties or assets as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                      PURPOSES, CAPITALIZATION, ARTICLES OF
                   INCORPORATION AND BUSINESS OF THE SURVIVING
                                   CORPORATION

     2.1. Purposes of the Surviving Corporation. The purposes of the Surviving Corporation shall be the purposes set forth in the Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time.

     2.2. Capitalization of the Surviving Corporation. The capitalization of the Surviving Corporation shall be as set forth in the Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time.

     2.3. Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time, except that the Surviving Corporation's name shall be changed to Mitron Corporation.

     2.4. By-Laws. The By-Laws of the Surviving Corporation shall be the By-Laws of Acquisition in effect immediately prior to the Effective Time.

     2.5. Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

     2.6. Officers and Directors. At the Effective Time the directors of the Surviving Corporation and shall consist of the persons set forth in Section 2.6(a) of the GenRad

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Disclosure Schedule and the Officers shall consist of these persons set forth in
Section 2.6(b) of the GenRad Disclosure Schedule holding the offices indicated thereon, all of whom shall serve until their resignation or removal or until their successors are elected and qualify.

                                   ARTICLE III

                          CONSIDERATION FOR THE MERGER

     3.1. Conversion. At the Effective Time, each share of common stock of Mitron, no par value, assuming the conversion into Mitron common stock of all outstanding shares of Preferred Stock of Mitron, no par value, that are convertible into Mitron common stock, other than Dissenting Shares (as hereinafter defined), issued and outstanding immediately prior the Effective Time ("Mitron Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive that Stockholder's "Pro Rata Share" (as hereinafter defined) of the "Fixed Merger Consideration" (as hereinafter defined), together with the contingent contract right to receive that Stockholder's Pro Rata Share of the "Contingent Merger Consideration" (as hereinafter defined), on release for the purpose of such distribution of the aggregate remaining Contingent Merger Consideration from the escrow established herein. The following definitions shall apply:

     (a) Fully Diluted Mitron Stock shall mean the number of shares that is the sum of (A) the total number of Mitron Shares, plus (B) the total number of shares of Mitron common stock for which the fully vested Outstanding Options (as hereinafter defined) are exercisable, plus (C) the total number of shares of Mitron common stock for which the Outstanding Warrants (as hereinafter defined) are exercisable.

     (b) Average Closing Price means the average of the closing prices of GenRad common stock, $1.00 par value ("GenRad common stock"), on the New York Stock Exchange as reported in The Wall Street Journal for the twenty trading days immediately preceding the third trading day immediately preceding the Effective Time.

     (c) Total Merger Consideration means the number of shares of GenRad common stock determined by dividing $20,000,000 by the Average Closing Price, and multiplying the resulting quotient by the fraction whose numerator is the number of Mitron Shares and whose denominator is the Fully Diluted Mitron Stock.

     (d) Exchange Ratio means the Total Merger Consideration divided by the number of Mitron Shares.

     (e) Fixed Merger Consideration means 90% of the Total Merger Consideration.

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     (f) Contingent Merger Consideration means 10% of the Total Merger
Consideration.

     (g) Pro Rata Share is the share obtained by multiplying the number of each Stockholder's (as hereinafter delivered) Mitron Shares by the Fixed Merger Consideration, Contingent Merger Consideration, Escrow Fund, or Representatives' Fund (as the case may be), and dividing the product thus obtained by the total number of Mitron Shares.

The above formula for determining the Exchange Ratio assumes that all outstanding shares of Mitron preferred stock are converted before the Effective Time into Mitron common stock. If this conversion is not approved by requisite majorities of the holders of the shares of Mitron preferred stock, and GenRad determines to proceed with the Merger without the satisfaction of this condition precedent, the Exchange Ratio will first be modified to take into account the preferential distributions that the holders of the preferred stock of Mitron are entitled to under the Third Restated Articles of Incorporation of Mitron.

     3.2. Treasury Shares. Each Mitron Share issued and held in Mitron's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

     3.3. Stockholder Rights. From and after the Effective Time, the holders of certificates representing Mitron Shares outstanding immediately prior to the Effective Time (the "Stockholders") shall cease to have any rights with respect to such Mitron Shares (except such rights, if any, as they may have as dissenting stockholders under the Business Corporation Act) and their sole rights (except as aforesaid) shall be those contract rights which they will have pursuant to this Agreement with respect to the Contingent Merger Consideration and those which they will have as holders of their Pro Rata Share of the Fixed Merger Consideration.

     After the Effective Time, each holder of a certificate or certificates representing Mitron Shares outstanding immediately prior to the Effective Time (other than dissenting stockholders) shall be entitled, upon surrender of the same (duly endorsed if required), together with a properly completed letter of transmittal covering all such shares (with customary representations and warranties regarding the absence of liens, claims and encumbrances on such shares) and the other instruments and agreements referred to in Article VI hereof, to receive in exchange therefor (i) a certificate or certificates (as the holder requests) representing that Stockholder's Pro Rata Share of the Fixed Merger Consideration, plus (ii) a contingent contract right as defined in this Agreement to receive that Stockholder's Pro Rata Share of the Contingent Merger Consideration. Until so surrendered for exchange, each such certificate representing Mitron Shares outstanding as aforesaid (other than those of dissenting stockholders) shall be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of GenRad common stock to be delivered and distributed in exchange therefor

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pursuant to this Article III. Unless and until any such certificate representing
Mitron Shares outstanding as aforesaid shall be so surrendered, no dividend payable to holders of record of GenRad common stock at or after the Effective Time shall be paid to the holder of such certificate but upon surrender thereof there shall be paid to the holder of record immediately prior to the Effective Time of such surrendered certificate the dividends (without interest) that have theretofore become payable with respect to the GenRad common stock, deliverable and distributable in exchange therefor pursuant to this Article III, provided, however, that if by reason of the escheat or other laws of any state having jurisdiction in the premises, GenRad is required to pay such state all or any part of such dividends which have become payable, the amount of dividends which would otherwise be payable upon surrender of any such certificate representing Mitron Shares outstanding as aforesaid shall be reduced by the amount so paid pursuant to such escheat or other laws.

     3.4. Dissenters' Rights. Mitron Shares held by stockholders who have properly exercised dissenters' rights with respect thereto in accordance with Sections 60.561 through 60.594 of the Business Corporation Act (collectively, the "Dissenting Shares") shall not be converted into the right to receive GenRad common stock, but such stockholders shall be entitled to receive payment of the appraised value of the Dissenting Shares in accordance with the provisions of the Business Corporation Act, except that any Dissenting Shares held by a stockholder who shall thereafter withdraw such demand for appraisal of his Mitron Shares or otherwise lose the right to such payment as provided in the Business Corporation Act, shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive GenRad common stock, without any interest thereon. If any holder of Mitron Shares shall be entitled to be paid the "fair value" of his shares, as provided in Section 60.577 of the Business Corporation Act, Mitron shall give GenRad notice thereof and GenRad shall have the right to participate in all negotiations and proceedings with respect to any such demands. Mitron shall not, except with the prior written consent of GenRad, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

     3.5. Options. At the Effective Time, each option to purchase Mitron common stock, whether vested or unvested, issued under Mitron's 1990 Stock Incentive Plan (the "Mitron Stock Option Plan"), outstanding as of the Effective Time (collectively, the "Outstanding Options"), shall be converted without any action on the part of the holder thereof into an option (a "New Option") to purchase shares of GenRad common stock under the GenRad 1991 Equity Incentive Plan (the "GenRad Plan") as of the Effective Time. The number of shares of GenRad common stock that the holder of a New Option shall be entitled to receive upon the exercise of such option shall be that whole number of shares (rounded up to the nearest whole share) determined by multiplying the number of shares of Mitron common stock subject to such holder's corresponding Outstanding Option determined immediately before the Effective Time, by the Exchange Ratio. The option price of each share of GenRad common stock subject to the New Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Mitron

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common stock under the corresponding Outstanding Option, determined immediately before the Effective Time, by the Exchange Ratio. Except as set forth in this
Section 3.5, each New Option shall be exercisable upon and subject to the terms and conditions of the GenRad Plan. The vesting schedule of each New Option shall be as nearly identical as is practicable to the vesting schedule of the Outstanding Option surrendered in exchange therefor. At the Effective Time, the Mitron Stock Option Plan and all outstanding options and awards thereunder shall be terminated and of no further force or effect. The adjustments provided herein with respect to any Outstanding Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. GenRad shall reserve for issuance the number of shares of GenRad common stock that will be issuable upon the exercise of the New Options. All documents evidencing each Outstanding Option shall be surrendered to GenRad for cancellation before documents evidencing the applicable New Option are issued.

     3.6. Warrants. At the Effective Time, the outstanding warrants to purchase up to a total of 38,000 shares of Mitron common stock (the "Outstanding Warrants") shall be converted without any action on the part of the holder thereof into warrants (the "New Warrants") to purchase shares of GenRad common stock as of the Effective Time and the Outstanding Warrants shall be cancelled and of no further force or effect. The number of shares of GenRad common stock that the holder of the New Warrants shall be entitled to receive upon the exercise of such warrants shall be that number of whole shares (rounded up to the nearest whole share) determined by multiplying the number of shares of Mitron common stock subject to such warrant, determined immediately before the Effective Time, by the Exchange Ratio. The exercise price for each share of GenRad common stock subject to the New Warrants shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Mitron common stock at which the Outstanding Warrants are exercisable immediately before the Effective Time by the Exchange Ratio. Except as set forth in this Section 3.6, the New Warrants shall be exercisable upon and subject to the same terms and conditions as the Outstanding Warrants are currently subject. GenRad shall reserve for issuance the number of shares of GenRad common stock that will be issuable upon the exercise of the New Warrants. All documents evidencing Outstanding Warrants shall be surrendered to GenRad for cancellation at the Closing.

     3.7. Fractional Shares. No fractional shares of GenRad common stock shall be issued in the Merger. In lieu of the issuance of any such fractional shares, GenRad shall pay to each former stockholder of Mitron who otherwise would be entitled to receive a fractional GenRad Share (after taking into account all GenRad common stock into which such stockholder's Mitron Shares were converted pursuant to this Article III) an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Average Closing Price by (ii) the fraction of a GenRad Share which such holder would otherwise be entitled to receive pursuant to this Article III.

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     3.8. Lost Certificates. In the event any certificate representing Mitron
Shares, Outstanding Options or Outstanding Warrants (a "Certificate") shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or document to be lost, stolen or destroyed and indemnity against any claim that may be made against GenRad with respect to such Certificate or document, and, if required by GenRad, the posting by such person of a bond in such amount as GenRad may determine is reasonably necessary in connection with such indemnity, GenRad will issue in exchange for such lost, stolen or destroyed Certificate or document the GenRad common stock, New Options or New Warrants and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.

     3.9. Acquisition Shares. Each Share of common stock of Acquisition that is issued and outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holder thereof into one share of common stock of the Surviving Corporation.

     3.10. Escrow Deposit. Promptly following the Closing, GenRad shall deposit in escrow pursuant to Article IX hereof, the number of Shares of GenRad common stock constituting the Contingent Merger Consideration. Such shares shall be issued in the name of the Escrow Agent, "as Escrow Agent under that Escrow Agreement dated" the Closing Date (as hereinafter defined), or otherwise with equivalent effect. Such shares shall be held for the purposes described in
Article IX and the Escrow Agreement (as hereinafter defined), and released to GenRad and/or the Stockholders in accordance with the provisions of Article IX and the Escrow Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1. Representations and Warranties of Mitron. In order to induce GenRad and Acquisition to enter into this Agreement, Mitron represents and warrants to GenRad and Acquisition, subject to the matters set forth in the Mitron Disclosure Schedule delivered herewith, as follows:

     (a) Organization, Good Standing, Power, Etc. Mitron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Mitron Europe Limited (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of England. Each of Mitron and the Subsidiary has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of Mitron and the Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary and all such jurisdictions are set forth in Section


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4.1(a) of the Mitron Disclosure Schedule. Mitron has delivered to GenRad complete and correct copies of its Articles of Incorporation (certified by the Secretary of the State of Oregon) and By-Laws (certified by the Secretary or an Assistant Secretary of Mitron), as amended to date, and complete and correct copies of the charter and by-laws of the Subsidiary (certified by the Secretary of the Subsidiary), as amended to date.

     (b) Authorized Capitalization. The authorized capital stock of Mitron consists of 7,000,000 shares of common stock, no par value, and 4,635,126 shares of preferred stock, no par value, of which 529,101, shares have been designated Series A Preferred Stock, 1,452,700 shares have been designated Series B Preferred Stock and 2,653,325 shares have been designated Series C Preferred Stock. At the date hereof, there are 2,084,357 shares of Mitron common stock, 400,000 shares of Series A Preferred Stock, 1,317,700 shares of Series B Preferred Stock and 2,492,067 shares of Series C Preferred Stock issued and outstanding and no shares held in Mitron's treasury. Each share of Series A, B and C Preferred Stock outstanding is convertible into one share of Mitron common stock and no event affecting the "Conversion Price" of the Series B or C Preferred Stock (as defined in Mitron's Articles of Incorporation) has occurred for which appropriate adjustment has not previously been made. All such outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable, and Mitron has no liability under the provisions of federal and state securities laws by reason of the issuance thereof. All shares of Mitron common stock held by the Stockholders are free and clear of all liens, claims and encumbrances and all right, title or interest of others.

     (c) Subsidiaries. Mitron does not own and has not during the last five years owned any shares of capital stock or other securities of, or any other interest in, nor does it control or has it controlled during the last five years, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization, other than the Subsidiary. Mitron owns all of the outstanding capital stock of the Subsidiary free and clear of al liens, claims and encumbrances, all right, title or interest of others.

     (d) Options, Warrants, Rights, Etc. Set forth on the Mitron Disclosure
Schedule is a list of all outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character which obligate or may obligate Mitron to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock. Such list includes a description of the security, option, warrant or other instrument, the exercise price, number of shares into which it is convertible or for which it is exercisable, vesting schedule, current conversion or exchange ratio, if applicable, and other applicable details. To the knowledge of Mitron, except as set forth on the Mitron Disclosure Schedule, there are no voting trusts or any other agreements or understandings with respect to the voting of the capital stock of Mitron. Mitron is not obligated, directly, indirectly, or contingently to purchase or redeem any of its shares of capital stock and has not so redeemed any shares of its capital stock during the past five years.

     (e) Effect of Agreement. The execution, delivery and performance of this Agreement by Mitron and consummation by Mitron of the transactions contemplated hereby will not require the consent, approval or authorization of any person or persons or public authority, other than the approval of the stockholders of Mitron. Mitron is not in default under or in violation of any provision of its Articles of Incorporation or By-Laws or in material default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which Mitron is a party or by which it is bound or to which any of its assets are subject, or (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-Laws of Mitron, or a default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject, or result in the creation of any lien or encumbrance upon said assets.

     (f) Power, Due Authorization. Subject only to the approval of this Agreement and the transactions contemplated hereby by Mitron's stockholders (i) Mitron has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof, and (ii) all necessary corporate action to authorize the consummation of the transactions contemplated by this Agreement on the part of Mitron has been duly and effectively taken, including, without limiting the generality of the foregoing, the approval thereof by the Board of Directors of Mitron.

     (g) Financial Statements. Mitron has delivered to GenRad the consolidated balance sheets of Mitron as at December 31, 1995, 1994 and 1993 together with the consolidated statements of operations, stockholders' equity and cash flows for the three fiscal years then ended, including in each case the related notes, certified by KPMG Peat Marwick LLP, independent certified public accountants, and the unaudited consolidated balance sheet of Mitron as of April 30, 1996, together with the consolidated statements of operations, stockholders' equity and cash flows for the four month period then ended, all certified by the Chief Financial Officer of Mitron as being true, accurate and complete to his knowledge. Such audited and unaudited consolidated financial statements are hereinafter collectively referred to as the "Financial Statements." Such Financial Statements are correct and complete and have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and present fairly the financial condition of Mitron at the dates of said statements and the results of its operations for the periods covered thereby (except that the unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items). Mitron's said balance sheets (audited and unaudited), including the related notes (where required), make full and adequate provision for all debts, liabilities and obligations

(fixed and contingent, including unpaid federal, state or local taxes) of Mitron as of the date thereof, which are normally shown on a balance sheet in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against in such Financial Statements, there are no material liabilities or obligations of Mitron or related to its business or operations, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities which have been incurred in the ordinary course of business and which are not material in relation to Mitron's business taken as a whole.

     (h) Customers. Mitron has no knowledge or reason to know of any termination, cancellation, limitation, modification or change in the business relationship of Mitron with any customer or group of customers which individually or in the aggregate constituted more than ten percent (10%) of the Mitron's consolidated revenues for Mitron's fiscal year ended December 31, 1995.

     (i) Absence of Certain Changes or Events. Since December 31, 1995, Mitron has not:

          (i) incurred any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of business;

          (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise), except current liabilities of Mitron outstanding on March 31, 1996, and current liabilities incurred since March 31, 1996, in the ordinary course of business;

          (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

          (iv) sold, transferred, leased or otherwise disposed of any of its assets or properties, except for a fair consideration in the ordinary course of business;

          (v) cancelled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

          (vi) waived or released any rights of any material value;

          (vii) sold, assigned, transferred or granted any concessions, leases, licenses, agreements, patents, inventions, trademarks, servicemarks, trade names, copyrights or other intangible assets other than in the ordinary course of business under or pursuant to contracts with customers, joint ventures, prime contractors or subcontractors;

          (viii) disposed of or permitted to lapse any rights for the use of any patent, trademark, service mark, trade name or copyright or disposed of or disclosed to any person not an employee any trade secret, process or know-how not theretofore a matter of public knowledge;

          (ix) entered into any arrangement, agreement or undertaking not terminable on thirty (30) days' or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees except in accordance with established Mitron policies and practices;

          (x) suffered the occurrence of any event or events which, individually or in the aggregate, has or have resulted in a material adverse change in its operations, prospects, earnings, assets, properties or business, or in its condition, financial or otherwise;

          (xi) declared any dividend or made any payment or distribution to its stockholders;

          (xii) made any loan to or entered into any other transaction with any officer, director or stockholder of Mitron;

          (xiii) granted any material increase in the compensation of or bonuses payable or paid to any of Mitron's employees or directors;

          (xiv) redeemed, issued or sold or agreed to redeem, issue or sell any shares of its capital stock or options, warrants, pre-emptive or other rights to purchase or acquire securities or capital stock of Mitron; or

          (xv) entered into any other material transaction, contract or commitment other than in the ordinary course of business.

     (j) Taxes. Mitron has timely filed all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed with respect to any Taxes (as hereinafter defined) and has timely and properly paid all Taxes that are due and payable, has established on its books and records reserves that are adequate for the payment of all Taxes accrued but not yet due and payable, and has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     There are no liens for Taxes on the assets of Mitron except liens for Taxes not yet due. Mitron has not requested any extension of time within which to file any

Return, which Return has not since been filed (except for extensions requested for the 1995 Returns which Returns have not been filed). No deficiency for any Taxes has been proposed, asserted or assessed against Mitron which has not been resolved and paid in full. There are no outstanding waivers or consents given by Mitron regarding the application of the statute of limitations with respect to any Taxes or Returns, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

     Mitron has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code applied to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Mitron. Mitron is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Mitron, nor does Mitron have any knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

     Mitron has established and will maintain on its books and records reserves adequate to pay all Taxes accrued but not yet due and payable in accordance with generally accepted accounting principles, and such reserves are reflected on Mitron's financial statements to the extent required. Mitron is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of
Section 280G of the Code.

     For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     (k) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Mitron, threatened against Mitron, at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations against Mitron or to which it may become a party. Mitron has no reason to believe that any such action, suit, proceeding or investigation may be brought or threatened against Mitron.

     (l) Labor Matters. There are no controversies pending or, to the knowledge of Mitron, threatened between Mitron and any employees of Mitron. Mitron has complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of withholding and social security and similar taxes the failure to comply with which might materially adversely affect the operations, prospects, earnings assets, properties or business of Mitron and Mitron is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Mitron has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor unions with respect to employees of Mitron. A true and complete list of all of Mitron's officers and employees and their respective salaries, wages, other compensation and positions is set forth in the Mitron Disclosure Schedule. All personnel policies and manuals of Mitron are listed on the Mitron Disclosure Schedule and true and complete copies of such documents have been delivered to GenRad. No employee or consultant of Mitron shall have the right to receive from the Surviving Corporation or GenRad a severance payment or other payment in the nature thereof in the event his or her employment is terminated by the Surviving Corporation following the Merger (except any such right granted by GenRad or pursuant to any agreement or policy instituted by GenRad).

     (m) Intangible Property. The Mitron Disclosure Schedule sets forth (i) a true, correct and complete list and, where appropriate, a description of all material items of intangible property owned by, or used in connection with the business of, Mitron, including but not limited to, software, trade secrets, know-how, any other confidential or proprietary information of Mitron, United States and foreign patents, trade names, trademarks and servicemarks and registrations thereof, copyrights and copyright registrations, and applications for any of the foregoing (collectively, the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which Mitron is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in the Mitron Disclosure Schedule:

          (i) Mitron is the sole and exclusive owner of all right, title and interest in and to the Intangible Property, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims;

          (ii) Mitron has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

          (iii) Mitron has not received notice of, and knows of no basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against Mitron that any of the operations, activities, products, services or publications of Mitron infringes or will infringe any patent, trademark, servicemark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

          (iv) there are no outstanding nor, to the knowledge of Mitron, are there any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in the Mitron Disclosure Statement or with respect to infringement by a third party of any of the Intangible Property;

          (v) the Intangible Property owned or licensed by Mitron is sufficient to conduct and continue conducting Mitron's business as presently conducted;

          (vi) Mitron has taken all steps reasonably necessary to protect its continuing right, title and interest in and to the Intangible Property and its continued use of the Intangible Property; and

          (vii) Mitron knows of no third party infringing upon or otherwise violating, or threatening to infringe upon or otherwise violate, any of the Intangible Property in which Mitron has ownership rights.

     (n) Books and Records. The books and records of Mitron have been, are and shall be kept in all material respects complete and correct, accurately reflecting the basis for the financial condition and results of operations of Mitron set forth in its Financial Statements.

     (o) Licenses, Permits, Authorizations, Etc. Mitron has all approvals, authorizations, consents, licenses, orders, governmental security clearances and registrations and permits of all governmental agencies, whether federal, state or local, United States or foreign, required to permit the operation of its business as presently conducted.

     (p) Applicable Laws. Mitron has complied and is in compliance with all United States and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business as presently conducted and/or its owned or leased properties the failure to comply with which might materially adversely affect the operations, prospects, earnings, assets, properties or business of Mitron.

     (q) Employee Benefit Plans.

          (i) Employee Plans. The Mitron Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, benefit, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "multiemployer plan" as such term is defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), relating to Mitron's employees, or maintained at any time since its inception by Mitron or by any other member (hereinafter, an "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service groups (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) (the "Employee Plans") and, except as set forth on the Mitron Disclosure Schedule, Mitron has no obligations, contingent or otherwise, past or present, under the terms of any Employee Plan or under law applicable thereto.

          (ii) Prohibited Transactions. Neither Mitron nor any of its Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, respectively, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, Mitron or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (iii) Compliance. With respect to each Employee Plan, Mitron and its Affiliates are in material compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. Mitron and its Affiliates have in all material respects performed all obligations required to be performed by them under, and are not in violation in any material respect of, and there has been no material default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on the Mitron Disclosure Schedule:
     (A) none of the Employee Plans which is subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (B) no liability has been or will be incurred through, no event or circumstance has occurred and no event or circumstance will occur prior to, the Closing Date, which could result in such a liability being asserted by the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (C) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (D) neither Mitron nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (E) there has been no "reportable event" within the meaning of
     Section 4043 of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed on the Mitron Disclosure Schedule; (F) neither Mitron nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA; (G) neither Mitron nor any

     Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA; and (H) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to
     Section 4042 of ERISA.

          (iv) Multiemployer Plans. The Mitron Disclosure Schedule lists each and every multiemployer plan as that term is defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan") to which Mitron or its Affiliates contribute or are required to contribute or have ever been required to contribute. No Multiemployer Plan listed in the Mitron Disclosure Schedule is in "reorganization" (as defined in Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA). Neither Mitron nor any Affiliate has withdrawn or is reasonably expected to withdraw from a Multiemployer Plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle E of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. Mitron and its Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such applicable law; and no event has occurred, or will occur prior to the Closing Date, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of Mitron or GenRad, or their Affiliates, officers, employees or directors with respect to such plan(s).

          (v) Retiree Benefits. Except as set forth in the Mitron Disclosure Schedule, no Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit GenRad from amending any such plan to reduce or eliminate such retiree benefits.

          (vi) Copies of Employee Plans and Related Documents. Mitron has previously delivered to GenRad true and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA ("Defined Benefit Plan"), true and complete copies of (A) the annual actuarial valuation reports for the last five years, (B) the Form 5500 and Schedule A and B thereto, filed for the last five years and (C) any filing made with the PBGC, IRS or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such Defined Benefit Plan, have been delivered to GenRad.

          (vii) Qualifications. Each Employee Plan intended to qualify under
     Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and continues to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a), and continues to be so exempt. Each Employee Plan which is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt and continues to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by Mitron to GenRad, and nothing has occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.

          (viii) Funding Status, Etc.

               (A) Except as set forth on the Mitron Disclosure Schedule, neither Mitron nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of Mitron under Section 4001(a)(14) of ERISA would be liable for (1) any amount pursuant to Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans which are subject to Title IV of ERISA were to terminate or (2) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any Multiemployer Plan listed in the Mitron Disclosure Schedule occurred before the Closing. Except as set forth in the Mitron Disclosure Schedule, all Employee Plans which are subject to Title IV of ERISA have no amount of unfunded benefit liabilities, as defined in
     Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

               (B) With respect to each Employee Plan which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the plan terms and applicable law have been made by Mitron.

               (C) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by Mitron and covering any present or former employees of Mitron with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation. Mitron shall be responsible for any welfare benefits not fully covered by third-party insurance policies or programs relating to claims incurred by present or former employees of Mitron on or before the Closing Date.

          (ix) Claims and Litigation. Except as set forth in the Mitron Disclosure Schedule, there are no threatened or pending claims, suits or other proceedings by present or former employees of Mitron or its Affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the PBGC, the Department of Labor, or any other person or entity (including claims against the assets of any trust) involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries including claims pursuant to domestic relations orders.

          (x) No Implied Rights. Nothing expressed or implied herein shall confer upon any past or present employee of Mitron or its Affiliates, his or her representatives, beneficiaries, successors and assigns, or upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with Mitron, GenRad, or any successor or affiliate.

     (r) Environmental Laws and Regulations.

          (i) Certain Definitions. For the purposes of this subparagraph (q):

               (A) "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste, collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses, collectively, "Permits"), administrative orders, judicial decision or the like (all, collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

               (B) "Environmental Laws" means any and all Laws relating to (1) pollution or protection of the environment, natural resources or human health from any Hazardous Substance or (2) nuisance, trespass or "toxic tort," so called, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance. Environmental Laws include, but are not limited to, the Clean Air Act, the Federal Water Pollution Control Act as amended by the Clean Water Act of 1977, the Safe

     Drinking Water Act, the Occupational Safety and Health Act of 1970 ("OSHA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Hazardous and Solid Waste Amendments of 1984, the Medical Waste Tracking Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act of 1976 ("TSCA"), and any rules and regulations promulgated thereunder.

               (C) "Environmental Claim" means any civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response or oversight costs, natural resources damages, property damages, penalties, personal injuries, death or any other damages or costs, including, without limitation, litigation and settlement costs and consultants' and attorneys'
     fees) arising out of, based on or resulting from, in whole or in part, the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location.

          (ii) Permits. Mitron possesses and is in material compliance with all Permits required under applicable Environmental Laws in connection with Mitron's business and operations or its assets and properties and each of such Permits is listed in the Mitron Disclosure Schedule.

          (iii) Compliance with Environmental Laws. (A) Mitron is, and its business, operations, assets and properties are, in material compliance with all Environmental Laws; (B) neither the real property owned, leased, operated or controlled, directly or indirectly, by Mitron, nor, to Mitron's knowledge, any other real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, cleanup or removal of, any Hazardous Substance;
     (C) to Mitron's knowledge, there has never been any release or threatened release, emission, disposal, storage, transportation, generation, manufacture or use of any Hazardous Substance from or on any real property owned, leased, operated or controlled, directly or indirectly, by Mitron, nor any other real property contiguous thereto, in violation of any Environmental Laws; and (D) to Mitron's knowledge, there are no actions, activities, circumstances, conditions, events, incidents, practices, plans or proposed Environmental Laws that may interfere with or prevent Mitron's future conduct of Mitron's business and operations or use of Mitron's assets and properties at their maximum potential production or operational capacity in full compliance with all applicable Environmental Laws.

          (iv) Environmental Claims. There are no Environmental Claims pending or, to Mitron's knowledge, threatened against Mitron or against any person or entity whose liability for any Environmental Claim Mitron has retained or assumed either contractually or by operation of law.

          (v) Potential Environmental Claims. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against Mitron or, to Mitron's knowledge, against any person or entity whose liability for any Environmental Claim Mitron has retained or assumed either contractually or by operation of law.

          (vi) Waste. All Waste or Waste generated in connection with Mitron's business, operations, assets and properties related thereto has been (A) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (B) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Mitron has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with Mitron's business, operations, assets and properties.

          (vii) Mitron's Hazardous Substances. Each Hazardous Substance used, manufactured, imported, processed, stored, treated, transported, released or disposed of in connection with Mitron's business, operations, assets or properties is listed in the Mitron Disclosure Schedule.

          (viii) Asbestos, PCBs and Storage Tanks. Except as listed in the Mitron Disclosure Schedule, without in any way limiting the generality of the foregoing, there is no asbestos contained in or forming part of any building, building component, structure, improvement or office space owned, operated, leased or controlled, directly or indirectly, by Mitron; no polychlorinated biphenyls (PCBS) are used or stored at any property owned, operated, leased or controlled, directly or indirectly, by Mitron; and no storage tanks (above or below ground) exist at any property owned, operated, leased or controlled, directly or indirectly, by Mitron.

          (ix) Environmental Reports. Mitron has delivered to GenRad all environmental inspection reports ("Environmental Reports") prepared by any person or entity concerning compliance with applicable Environmental Laws of

               Mitron's business, operations, assets or properties and the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed in the Mitron Disclosure Schedule.

     (s) Insurance. Mitron has and shall maintain in full force and effect policies of insurance of the types and in the amounts customarily carried by comparable businesses in Mitron's circumstances. Mitron is the sole owner of each of such policies, and all premiums due thereon have been paid.

     (t) Title to Properties, Absence of Liens and Encumbrances; Condition of Properties.

          (i) Except as described in the following sentence, Mitron has good and marketable title to, and owns outright, all of its properties and assets (including, but not limited to, the assets reflected in Mitron's balance sheet as of April 30, 1996), except for those disposed of in the ordinary course of business, and none of such assets is encumbered by any mortgage, lien, claim or encumbrance except liens, claims or encumbrances reflected in said balance sheet or (where required) in the notes thereto, and liens for taxes which are not yet due and payable. All leases pursuant to which Mitron leases any real or personal property are valid and binding in accordance with their respective terms, and there is not under any such lease any existing default by Mitron, event of default or event which, with notice and/or lapse of time, would constitute a default.

          (ii) All buildings and material fixtures and equipment owned or used by Mitron have been properly maintained and are in good operating order and repair, ordinary wear and tear excepted, and in compliance in all material respects with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction.

     (u) Material Contracts. The Mitron Disclosure Schedule lists all material contracts, instruments, agreements or commitments (whether oral or written) relating to the conduct of the business of Mitron. Mitron has made available to GenRad true and correct copies of each document and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all contracts, agreements, instruments of the following types to which Mitron is a party:

          (i) contract which involves or may involve future expenditures or obligations on the part of Mitron of more than $10,000 or any such contract continuing over a period of more than six months from its date, or any contract for the sale of products or rendering of services not in the ordinary course of business;

          (ii) contract for the employment of any individual and consulting agreement with individuals or entities;

          (iii) bonus, incentive, deferred compensation, severance pay, pension, profit sharing, retirement, death benefit, employee stock purchase, stock option, employee benefit, employee incentive, fringe benefit, medical or dental insurance or plan, life insurance, vacation pay, severance pay or similar or like plan, agreement or arrangement, together with a list of all employees or former employees currently receiving benefits thereunder;

          (iv) collective bargaining agreement or other agreement with any labor union or other organization (Mitron hereby represents that no other such agreement has been requested by, or is under discussion by management with, any group of employees or others);

          (v) lease of any real or personal property or deeds or other instruments representing ownership of any real property;

          (vi) mortgage, security agreement, chattel mortgage or conditional sales agreement or any similar instrument or agreement;

          (vii) agreement, indenture or other instrument relating to the borrowing of money, or the guaranty of any obligation including, without limitation, for the borrowing of money and a list of all bank accounts identifying authorized signatories;

          (viii) joint venture, partnering, strategic alliance or other similar agreement;

          (ix) sales representative or distributorship agreement;

          (x) dealer, reseller, value added reseller, agency or franchise agreement;

          (xi) agreement not made in the ordinary and normal course of business;

          (xii) agreement of any nature with officers, directors, stockholders or other affiliates of Mitron whether any such person's interest is direct or indirect;

          (xiii) agreement which requires prior approval in connection with a change in control of Mitron or which will be in default or which gives rise to termination rights following a change in control of Mitron;

          (xiv) agreement which provides, initially or contingently, for the escrow or release to a third party of any source code of Mitron;

          (xv) agreement which involves the licensing by or to Mitron of any software or other technology, know-how, trade secret, confidential or proprietary information, which is necessary to the conduct of, or material to, the business of Mitron;

          (xvi) non-competition agreement, confidentiality/non-disclosure or assignment of inventions agreement (both for the benefit of and/or restricting Mitron);

          (xvii) property, casualty, director and officer liability and other forms of insurance; or

          (xviii) agreements which in any material way limit the freedom of Mitron from competing in any geographic area, business or product line or with any person or entity.

All documents, rights, obligations, contracts, agreements and commitments referred to in the Mitron Disclosure Schedule are valid and enforceable in accordance with their respective terms for the periods stated therein and except as disclosed in the Mitron Disclosure Schedule, there are not under any of them existing material defaults, events of default or events which with notice and/or lapse of time would constitute material defaults.

     (v) Loans, Notes, Accounts Receivable and Accounts Payable. The loans, notes and accounts receivable of Mitron reflected in the balance sheet of Mitron as at April 30, 1996, and all loans, notes and accounts receivable arising after April 30, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of Mitron and have been collected or will be collected within one (1) year after the Closing Date at the aggregate recorded amount thereof less applicable bad debt reserves computed in accordance with generally accepted accounting principles, which bad debt reserves shall be stated on said balance sheet and are adequate. The accounts payable of Mitron reflected on such balance sheet and all accounts payable arising after April 30, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of Mitron. The method of computing all reserves as at the Closing Date will not change from the method of computing said reserves on April 30, 1996. On the Closing Date, Mitron shall have no accounts or loans receivable from any person, firm or corporation with which it is affiliated, or from any of its directors, officers or employees except for customary advances to personnel incurred in the ordinary course of business and except as disclosed on the Mitron Disclosure Schedule.

          (w) Transactions with Related Parties. Except as set forth on the Mitron Disclosure Schedule, no officer, director, or person known to Mitron to own more than one (1) percent of Mitron's common stock was during the year ended December 31, 1995, or thereafter, or is presently, a party, directly or indirectly to any transaction or presently proposed transaction with Mitron.

          (x) Full Disclosure. All information furnished by Mitron to GenRad pursuant to or in connection with this Agreement and all instruments and agreements executed in connection herewith, is, and will be on the Closing Date, accurate and complete in all material respects, and does and will on the Closing Date include all material facts required to be stated therein or necessary to make the statements therein not misleading. All documents furnished by Mitron to GenRad pursuant to or in connection with this Agreement are true and correct copies, and there are no amendments or modifications thereto except as otherwise set forth in such documents. As of the date of this Agreement, Mitron has disclosed to GenRad all events, conditions and facts known to it materially affecting the business and prospects of Mitron. Mitron has not withheld knowledge of any such events, conditions or facts which it knows, or which it has reasonable grounds to know, may reasonably affect the business and prospects of Mitron.

          (y) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Mitron.

          (z) Pooling Interests; Tax-Free Reorganization. Mitron has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes or a reorganization within the meaning of Section 368(a) of the Code.

          (aa) Affiliates. The persons who shall execute and deliver to GenRad before the Closing the form of Affiliate Letter attached as EXHIBIT 4.1(aa) to this Agreement constitute all of the persons who might be deemed (but who are not thereby admitted to be) "affiliates" of Mitron as such term is used in Rule 145 of the General Rules and Regulations under the Securities Act of 1933, as amended ( the "Securities Act").

     4.2. Representations and Warranties of GenRad and Acquisition. In order to induce Mitron to enter into this Agreement, GenRad and Acquisition jointly and severally represent and warrant to Mitron, subject to the matters set forth in the GenRad Disclosure Schedule delivered herewith, as follows:

     (a) Organization, Good Standing, Power, Etc. Each of GenRad and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and the State of Oregon, respectively, has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified and in good standing in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary.

     (b) Merger Stock. The shares of common stock of GenRad to be issued to the stockholders of Mitron in connection with the Merger have been duly authorized by all necessary corporate action by GenRad and, when issued and delivered by GenRad pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

     (c) Power, Due Authorization. Each of GenRad and Acquisition has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof, and all necessary corporate action to authorize the consummation of the transactions contemplated by this Agreement on the part of each of GenRad and Acquisition has been duly and effectively taken, including, without limiting the generality of the foregoing, the approval thereof by the Boards of Directors of GenRad and Acquisition and by GenRad as the sole shareholder of Acquisition.

     (d) SEC Filings. The information contained in GenRad's periodic reports filed under the Securities Exchange Act of 1934, as amended, do not contain any statement that, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact, or that omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

     (e) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of GenRad and Acquisition, threatened against or affecting GenRad or Acquisition, at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, which alone or in the aggregate could reasonably be expected to prevent consummation of the transactions contemplated hereby or which could reasonably be expected to materially adversely affect the operations, prospects, earnings, assets, properties or business of GenRad.

     (f) Applicable Laws. Each of GenRad and Acquisition has complied and is in compliance with all United States and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business as presently conducted and/or its owned or leased properties the failure to comply with which could reasonably be expected to prevent consummation of the transactions contemplated hereby or which could reasonably be expected to materially adversely affect the operations, earnings, assets, properties or business of GenRad.

     (g) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GenRad.

     (h) No Material Adverse Change. There has been no material adverse change in the operations, earnings, assets, properties, business, or condition (financial or otherwise) of GenRad or Acquisition since the filing of GenRad's most recent period report filed under the Securities Exchange Act of 1934, as amended.

                                    ARTICLE V

                                    COVENANTS

     5.1. Stockholders' Meeting. Mitron shall take any and all action necessary in accordance with applicable law and Articles of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable, but in no event later than June 20, 1996, to consider and vote upon the approval of this Agreement. Immediately upon setting a record date for the stockholders entitled to vote at such meeting and immediately upon any subsequent change thereof, Mitron shall send written notice thereof to GenRad. The Board of Directors of Mitron shall, subject to its fiduciary duty to Mitron's stockholders, recommend such approval and shall take all lawful action to solicit such approval.

     5.2. Operation of Business. Mitron will operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it presently enjoys, and, to the extent consistent with such operation, will use its best efforts to (i) preserve intact its present business organization, (ii) preserve its present relationship with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners, and others with which it has business dealings and (iii) keep in its employ substantially all of its key personnel.

     5.3. Maintain Properties. Each of Mitron and the Subsidiary will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by fire or casualty excepted, and will maintain insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds as are in effect on the date of this Agreement or as the same may be added to by mutual agreement of Mitron and GenRad.

     5.4. Books and Records. Mitron will maintain its books, accounts, and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles, on a basis consistent with prior years.

     5.5. Encumbrances. Mitron will not encumber or mortgage any of its property or assets except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business, and Mitron will not, other than in the usual and ordinary course of its business, dispose of, sell, or convey or acquire any assets or property. Mitron shall not enter into any transaction which if effected before the date of this Agreement would constitute a breach of the representations, warranties or agreements contained herein.

     5.6. Compliance. Mitron shall comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might materially adversely affect its operations, prospects, earnings, assets, properties or business.

     5.7. No Solicitation. During the period from the date hereof until the Effective Time, Mitron shall not, nor shall it permit any of its officers, directors, employees, agents, or representatives (including, without limitation, investment bankers, attorneys and accountants), directly or indirectly to, (a) initiate, contract with, solicit or encourage any inquiries or proposals by, or
(b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books, and records to, any corporation, partnership, person, or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of Mitron's capital stock or a merger, consolidation, or sale of all or a substantial portion of its assets, or any similar transaction. Mitron will notify GenRad immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

     5.8. Interim Operations. During the period from the date of this Agreement to the Effective Time, Mitron will conduct its business only in the ordinary course, and will make no material changes in its operations. During the period from the date of this Agreement to the Effective Time, Mitron will not, without the prior written approval of GenRad: (i) amend or otherwise change its charter or By-Laws, as each such document is in effect on the date hereof; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock (except pursuant to the exercise of the Outstanding Options or the Outstanding Warrants) or options, warrants or other securities exercisable for or convertible into such capital stock; (iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(v) take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors; or (vi) take any action to accelerate the vesting of any option to purchase its capital stock.

     5.9. Filings; Other Action. Subject to the terms and conditions herein provided, GenRad and Mitron shall (a) cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, foreign jurisdictions and third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely make all such filings and timely seek all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Mitron and GenRad shall take all such necessary action.

     5.10. Access. Throughout the period from the date hereof to the Effective Time, Mitron shall afford GenRad and its officers, employees, counsel, accountants and other authorized representatives access, during normal business hours, to all of the properties, books, contracts, commitments and records of Mitron and the Subsidiary and, during such period, shall furnish promptly to GenRad all other information concerning its business, properties and personnel as GenRad may reasonably request, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Mitron, or the conditions to the obligations of Mitron to consummate the Merger.

     5.11. Notification of Certain Matters. Mitron shall give prompt notice to GenRad of: (a) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both, would become a material default under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of the corporation, to which Mitron or the Subsidiary is a party or is subject; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (c) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of Mitron or the Subsidiary, or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change.

         5.12. Best Efforts. Subject to the terms and conditions hereof each party to this Agreement agrees to fully cooperate with the others and the others' counsel, accountants and representatives in connection with any steps required to be taken as part of its obligations under this Agreement. Each party to this Agreement agrees that it will use its reasonable best efforts (without incurring material expense) to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, and will not knowingly undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

     5.13. Publicity. GenRad and Mitron shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     5.14. Tax Free Reorganization. From and after the Effective Time, neither GenRad nor the Surviving Corporation shall take or suffer to be taken any action which will cause the Merger not to constitute a reorganization within the meaning of Section 368(a) of the Code.

     5.15. Accounting Basis. Neither GenRad nor Mitron nor any of their respective officers and directors shall take or permit any action from and after the date hereof which would prevent the transactions contemplated by this Agreement from being treated by GenRad as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the SEC.

     5.16. Further Action. Subject to the fulfillment or waiver, at or before the Effective Time, of each of the conditions of performance set forth herein, each party hereto shall perform such further acts and execute such documents as may be reasonably required to effectuate the Merger.

                                   ARTICLE VI

                                   CONDITIONS

     6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Mitron.

          (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement (an "Order") shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

          (c) Tax Opinion of Counsel for GenRad and Acquisition. Mitron, GenRad and Acquisition shall have received an opinion letter of Nutter, McClennen & Fish, LLP, counsel for GenRad and Acquisition, dated the Closing Date, to the effect that the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code and that each of Mitron, GenRad and Acquisition is "a party to a reorganization" within the meaning of Section 368(b) of the Code. As a condition to this obligation, counsel to GenRad shall have received certificates from each of Mitron, Mitron Europe and each holder of more than 1% of Mitron's common stock (prior to the Effective Time) in the form of EXHIBIT 6.1(C) hereto or such other persons or entities sufficient, in such counsel's sole discretion, to allow such counsel to render such opinion.

     6.2. Conditions to Obligations of GenRad and Acquisition. The obligations of GenRad and Acquisition to effect the Merger are also subject to the satisfaction or waiver by GenRad and Acquisition at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Mitron set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date and except to the extent qualified by materiality, in which event such representations and warranties shall be true and correct). GenRad shall have received a certificate signed on behalf of Mitron by the Chief Executive Officer and the Chief Financial Officer of Mitron to the foregoing effect.

          (b) Performance of Obligations of Mitron. Mitron shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and GenRad shall have received a certificate signed on behalf of Mitron by the Chief Executive Officer and the Chief Financial Officer of Mitron to such effect.

          (c) Employee Retention. At the Effective Time, the employees identified in Section 6.2(c) of the GenRad Disclosure Schedule shall continue to be employed by Mitron or the Subsidiary, as the case may be, and shall not have indicated either to GenRad or Mitron an intention to terminate their employment with the Surviving Corporation following consummation of the Merger.

          (d) Opinion Letter of Counsel for Mitron. GenRad shall have received an opinion letter of Ater, Wynne, Hewitt, Dodson & Skerritt, counsel for Mitron, dated the

Closing Date, in form and substance satisfactory to GenRad and its counsel, to the effect set forth in EXHIBIT 6.2(d) attached hereto.

     (e) Dissenters. Holders of no more than five percent (5%) of the issued and outstanding shares of Mitron capital stock (on a common stock equivalency basis) shall have filed written objection to the Merger with Mitron prior to the taking of the vote of the Mitron stockholders with respect thereto.

     (f) Investment Representations. All stockholders of Mitron who have voted in favor of the Merger and this Agreement shall have entered into agreements in the form of EXHIBIT 6.2(f) hereto with respect to the GenRad Shares to be issued to them hereunder, which agreements shall become effective on the Closing Date.

     (g) No Material Adverse Change. There shall have been no material adverse change in the operations, prospects, earnings, assets, properties, business, or condition (financial or otherwise) of Mitron or the Subsidiary.

     (h) Filings and Consents. On the Closing Date, other than the filing of Articles of Merger, all filings required to be made prior to the Effective Time by Mitron with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Mitron from, governmental authorities and other persons in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be.

     (i) Proceedings and Litigation. On the Closing Date, no action or proceeding shall be threatened, instituted or pending by or before any court or any governmental or other regulatory or administrative body requesting or looking toward an order, judgment or decree which (i) questions the validity of or seeks to restrain or prohibit the consummation of the transactions contemplated hereby; (ii) seeks to compel GenRad to hold separate all or a material portion of Mitron's business or assets as a result of the transactions contemplated hereby; (iii) in the reasonable judgment of GenRad, would have a material adverse effect on GenRad; or (iv) in the reasonable judgment of GenRad, would have a material adverse effect on the business or financial condition of Mitron or the Subsidiary or the Surviving Corporation.

     (j) Proceedings Satisfactory to Counsel. All proceedings taken by Mitron and all instruments executed and delivered by Mitron in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for GenRad.

     (k) Non-competition Agreements. There shall have been delivered to GenRad Non-competition, Assignment and Non-disclosure Agreements substantially in the form attached hereto as EXHIBIT 6.2(k) executed by the persons named in Section 6.2(k) of the GenRad Disclosure Schedule.

     (l) Voting Agreements/Proxies. There shall have been delivered to GenRad Stockholder Voting Agreements and Irrevocable Proxies substantially in the form attached hereto as EXHIBIT 6.2(l) executed by the persons named in Section 6.2(l) of the GenRad Disclosure Schedule.

     (m) Affiliate Letters. There shall have been delivered to GenRad agreements substantially in the form of EXHIBIT 4.1(aa) hereto from those persons listed on
Section 6.2(m) of the GenRad Disclosure Schedule.

     (n) Pooling of Interests. GenRad shall have received a letter from Price Waterhouse, LLP addressed to GenRad and a copy of a letter from KPMG Peat Marwick, LLP addressed to Mitron, satisfactory to it, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

     (o) Termination of Voting Agreement. GenRad shall have received evidence satisfactory to it that the Third Amended and Restated Voting Agreement dated November 23, 1992 between Mitron and certain of its stockholders has been duly and validly terminated.

     (p) Conversion of Preferred Stock. All outstanding shares of Mitron preferred stock shall have been converted into Mitron Common Stock.

     (q) Regulation D Safe Harbor. GenRad shall have received evidence reasonably satisfactory to it that the issuance and exchange of GenRad securities for those of Mitron pursuant to the terms of this Agreement are exempt from Securities Act registration requirements pursuant to Section 4(2) and Regulation D under the Securities Act.

     (r) No Encumbrances. GenRad shall have received evidence reasonably satisfactory to it that the Mitron Shares, the Outstanding Options and the Outstanding Warrants to be surrendered to GenRad for exchange in connection with the Merger are free and clear of all liens, claims and encumbrances and all right, title and interest of others.

     (s) Escrow Agreement. GenRad, and the escrow agent under the same, and the Stockholder Representatives shall have entered into an Escrow Agreement (as hereinafter defined) in form and substance satisfactory to GenRad, which Escrow Agreement shall become effective upon the Effective Time.

     (t) Agreements with Tektronix. The covenants, agreements, representations and warranties of Mitron set forth in Sections 5, 6, 7 (except Sections 7.3.1,
7.3.2 and 7.4), 8 and 9.1 of the Stock Purchase Agreement dated January 12, 1990 among Mitron, Tektronix Development Company ("Tektronix") and certain stockholders of Mitron (the "Tektronix Agreement") shall be terminated and of no further force or effect; the license granted in Section 7.3.1 shall be amended to permit internal end use by Tektronix or transferees of existing Tektronix machines only and to recognize the rights of any existing customers of Tektronix who own products utilizing Mitron software under sublicense from Tektronix; and the non-competition agreements of and restrictions applicable to Tektronix set forth in Section 7.3.2 of the Tektronix Agreement shall be amended and extended to expire on the fifth anniversary of the Effective Time.

     6.3. Conditions to Obligations of Mitron. The obligation of Mitron to effect the Merger is also subject to the satisfaction or waiver by Mitron at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of GenRad and Acquisition set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date and except to the extent qualified by materiality, in which event such representations and warranties shall be true and correct). Mitron shall have received a certificate signed on behalf of GenRad by the Chief Executive Officer and the Chief Financial Officer of GenRad to the foregoing effect.

        (b) Performance of Obligations of GenRad. GenRad and Acquisition shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Mitron shall have received a certificate signed on behalf of GenRad by the Chief Executive Officer and the Chief Financial Officer of GenRad to such effect.

        (c) Opinion Letter of Counsel for GenRad and Acquisition. Mitron shall have received an opinion letter of Nutter, McClennen & Fish, LLP, counsel for GenRad and Acquisition, dated the Closing Date, in form and substance satisfactory to Mitron and its counsel, set forth in EXHIBIT 6.3(c) attached hereto.

        (d) Proceedings Satisfactory to Counsel. All proceedings taken by GenRad and Acquisition and all instruments executed and delivered by GenRad and Acquisition in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for Mitron.

        (e) Registration Rights Agreement. GenRad shall have entered into a Registration Rights Agreement in the form of EXHIBIT 6.3(e) hereto in favor of the Stockholders with respect to the GenRad common stock to be issued to them hereunder, which agreement shall become effective as of the Effective Time.

        (f) Escrow Agreement. GenRad, and the escrow agent under the same, and the Stockholder Representatives shall have entered into a Escrow Agreement (as hereinafter defined) in form and substance satisfactory to the Stockholders Representatives and Mitron, which agreement shall become effective upon the Effective Time.

     (g) Pooling of Interests. Mitron shall have received a letter from KPMG Peat Marwick, LLP addressed to Mitron to the effect that the Merger will qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

                                   ARTICLE VII

                                   TERMINATION

     7.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Mitron by the mutual consent of Mitron and GenRad.

     7.2. Termination by Either Mitron or GenRad. This Agreement may be terminated and the Merger abandoned by either Mitron or GenRad at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Mitron if: (a) the Merger shall not have become effective by June 30, 1996, or such later date as shall have been approved by the Boards of Directors of Mitron and GenRad; (b) a final and nonappealable Order shall be in effect; or (c) any statute, rule or regulation shall have been enacted or promulgated by any government or governmental agency which makes consummation of the Merger illegal.

     7.3. Termination by GenRad. This Agreement may be terminated by GenRad, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders and/or directors of the Constituent Corporations, if: (a) any of the representations or warranties made by Mitron in this Agreement shall not be correct or accurate in all material respects at and as of the time the Closing is scheduled to take place hereunder with the same effect as if made at such time; or (b) Mitron shall have failed to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by Mitron at or prior to the Closing in any material respect.

     7.4. Termination by Mitron. This Agreement may be terminated by Mitron, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Constituent Corporations, if (a) any of the representations and warranties made by GenRad and Acquisition in this Agreement shall not be correct or accurate in all material respects at and as of the time the Closing is scheduled to take place hereunder with the same effect as if made at such time; or (b) GenRad or Acquisition shall have failed to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by GenRad or Acquisition prior to the Closing in any material respect.

     7.5. Notice of Termination. In the event of any termination pursuant to this Article VII (other than pursuant to Section 7.1 hereof), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party hereto.

     7.6. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to Article VII, except as provided herein, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, in the event of the termination of this Agreement due to the failure of any party to consummate the Merger for any reason other than the failure of any condition to closing specified in Article VI, the defaulting party shall reimburse the non-defaulting party for all its expenses incident to preparing for and entering into this Agreement, including, without limitation, legal and accounting fees and expenses.

                                  ARTICLE VIII

                         CERTAIN RIGHTS AND LIMITATIONS
                           REGARDING THE MERGER STOCK

     8.1. Restrictions on Sale or Transfer of Shares; Legend. The GenRad common stock to be issued hereunder will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or the blue sky laws of any state by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and of such state laws. Such shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and such state laws or an exemption therefrom and an opinion of counsel to such effect and satisfactory to GenRad shall have been delivered to GenRad. The certificates representing the GenRad common stock shall contain the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN

          EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

     8.2. Registration of the Merger Stock. At the Closing, GenRad shall enter into the Registration Rights Agreement in the form attached hereto as EXHIBIT 6.3(e) with any or all of the Stockholders who acquired GenRad common stock or rights thereto in the Merger, which GenRad common stock is not covered by an effective registration statement under the Securities Act of 1933, as amended, at any time or from time to time from the Closing Date to such date as is five
(5) days prior to the filing by GenRad of the registration statement referred to therein with the Securities and Exchange Commission.

                                   ARTICLE IX

                              RIGHTS TO ESCROW FUND

     9.1. Agreement for Indemnification.

            (a) As used in this Article IX:

               (i) "Damages" means claims, damages, losses, judgments, settlements and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding;

               (ii) "Stockholder Representatives" means Thomas Holce and Jerry
          S. Cox, in their role as representatives of the Stockholders in administering the Escrow Fund established under this Agreement and to be administered under this Agreement and under the Escrow Agreement to be executed at or before the Closing (the "Escrow Agreement"), or such replacement for a Stockholder Representative as may be designated by the remaining Stockholder Representative upon the resignation, death, or incapacity of one of the Stockholder Representatives, PROVIDED such substitute Stockholder Representative shall be bound to the same duties and commitments as the original Stockholder Representatives; and

               (iii) "Indemnified Party" means each of GenRad and Acquisition.

            (b) From, out of, and to the extent of the resources represented by the Escrow Fund as hereinafter set forth, the Indemnified Parties shall be held harmless from, against and in respect of, any and all Damages incurred by any Indemnified Party arising from or in connection with any breach of any representation or warranty made by Mitron in Article IV of this Agreement and not disclosed on the Mitron Disclosure Schedule (collectively referred to herein as "Claims").

     (c) The representations and warranties set forth in Article IV shall, for purposes of this Article IX, be deemed to have survived the Effective Time notwithstanding any contrary terms of this Agreement, and whenever such representations and warranties are referred to in this Article IX, the text of the same as set forth in Article IV shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each such representation and warranty shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties, and shall not be affected in any respect by any such investigation or inspection.

     (d) The Stockholder Representatives agree that any information supplied by Mitron or its professional advisers before the Effective Time to the Stockholder Representatives or to the Stockholders in connection with this Agreement or otherwise in relation to the business and affairs of Mitron shall not be deemed a representation, warranty or guarantee of its accuracy by Mitron and shall not constitute a defense to any claim by an Indemnified Party hereunder, and the Stockholder Representatives hereby waive any claim against Mitron or any Indemnified Party in respect thereof.

     (e) GenRad shall deposit the Contingent Merger Consideration in escrow under the Escrow Agreement, in two certificates: one for 90% of the Contingent Merger Consideration (the "Escrow Fund"), the other for 10% of the Contingent Merger Consideration (the "Representatives' Fund"). Upon the expiration of the indemnity obligations under Section 9.2(a) (the "Expiration Date") and subject to the terms of the Escrow Agreement, all of the GenRad common stock in the Escrow Fund and the Representatives' Fund shall be transferred to the Stockholders according to their Pro Rata Share of such GenRad common stock, except for any GenRad common stock which may be necessary under the following two sentences. If, on the Expiration Date, there exists any Claim which was timely asserted by an Indemnified Party but which is not then finally resolved and discharged, there shall remain in the Escrow out of the Escrow Fund an aggregate number of Shares of GenRad common stock with an aggregate market value (determined as of the Effective Time) equal to the reasonable estimate (delivered under Section 9.3) of the amount of Damages asserted to be caused by such Claim. There shall also remain in the Escrow out of the Representatives' Fund an aggregate number of Shares of GenRad common stock with an aggregate market value (determined as of the Effective Time) equal to the amount reasonably specified by the Stockholder Representatives as the reserve they wish to retain against expenses associated with the administration and/or defense of any pending Claims and against any other unpaid administrative expenses associated with the fund.

        (f) Thomas J. Holce and Jerry S. Cox shall act as the representatives of the Stockholders (the "Stockholder Representatives") with respect to all decisions concerning the disposition of the Escrow Fund and the defense, compromise or settlement of any Claims made by an Indemnified Party against the Escrow Fund. The Stockholder Representatives shall serve without compensation, provided, however, that the Escrow Agreement shall provide that the Stockholder Representatives shall have full power and authority to draw upon the Representatives' Fund to meet expenses, on an as needed basis, to pay the reasonable fees and expenses of attorneys, accountants, investigators or other professionals necessary to assist the Stockholder Representatives in carrying out their duties hereunder. Any amounts so released and not expended shall be returned to the Escrow.

        (g) The Stockholder Representatives shall have sole discretion and decision making authority with respect to any decision entrusted to them by this Agreement, and shall not be liable or answerable therefor to any Stockholder or to GenRad, excepting only with respect to willful misconduct or
fraud, or willful breach of     fiduciary duty.

     9.2. Limitations of Claims Against Escrow Fund. The indemnity obligations under this Agreement shall be subject to the following limitations:

        (a) The indemnity obligations set forth herein shall expire on the earlier of (i) the first anniversary of the Effective Time and (ii) the date on which GenRad first releases its audited consolidated financial statements which include the results of operations of the Surviving Corporation (the "Expiration Date"); provided, however, that the indemnity obligations for Claims timely asserted by an Indemnified Party in the manner provided in this Agreement shall continue until such Claims are finally resolved and discharged.

        (b) The Indemnified Parties shall be entitled to indemnification only if the aggregate and collective Damages incurred or suffered by them exceed $50,000 (the "Threshold Amount"), in which event they shall be entitled to indemnification of the full amount of such Damages (subject to the limitations set forth in this Section 9.2.).

     9.3. Notice of Claim. An Indemnified Party shall promptly notify each Stockholder Representative in writing of any Claim asserted against or imposed upon or incurred by it that might give rise to any indemnity obligation hereunder (a "Notice of Claim"), specifying the basis and, if possible, a reasonable estimate of the amount, of Damages sought by such Indemnified Party on account thereof and in reasonable detail such information as any of the Indemnified Parties may have with respect to the matter that is the subject of the Notice of Claim (including copies of any summons, complaint or other pleading that may have been served on any of them and any written claim, demand, invoice, billing or other document evidencing or asserting the same). An Indemnified Party shall not be entitled to give a Notice of Claim on or after the Expiration Date. The date of a Notice of Claim shall mean (a) the date of the postmark on the registered or certified mail containing the Notice of Claim, or (b) if the Notice of Claim is transmitted by courier, the date of its delivery to the courier by the Indemnified Party or (e) if the Notice of Claim is personally delivered, the date of such personal delivery.

     9.4. Defense and Settlement of Claims. The Stockholder Representatives shall have the right (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend against any Claim that is the subject of a Notice of Claim and to pay the expenses thereof (including the expenses of counsel of their own choosing) out of proceeds from sale of GenRad common stock in the Representatives' Fund, and to control such defense if they provide written notice of their intention to do so within 15 business days of receipt of the Notice of Claim. The Indemnified Parties shall cooperate fully in the defense of such Claim and shall make available to the Stockholder Representatives or their counsel all pertinent information under their control relating thereto. The Indemnified Parties shall have the right to elect to settle any such Claim; provided, however, there shall be no indemnification obligation with respect to any monetary payment to any third party required by such settlement unless the Stockholder Representatives shall have consented thereto. The Stockholder Representatives shall have the right to elect to settle any such Claim subject to the consent of GenRad; provided, however, that if GenRad fails to give such consent within 15 business days of being requested to do so, GenRad shall, at its expense, assume the defense of such Claim and regardless of the outcome of such matter, the Indemnified Parties' recovery hereunder shall be limited to the amount of any such proposed settlement.

     9.5. Jurisdiction. Mitron and the Stockholder Representatives hereby irrevocably submits to the personal jurisdiction of the state courts of the Commonwealth of Massachusetts and to the personal jurisdiction of the United States District Court for the District of Massachusetts, and all courts from which an appeal may be taken, solely for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, and hereby waives to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it or they are not subject personally to the jurisdiction of the above-named courts for such proceedings.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1. Cooperation. The parties agree that each of them will fully cooperate with the other and with the other's counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party agrees that it will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible, and each party agrees that it will not undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by it in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing Date.

     10.2. Payment of Expenses. Whether or not the Merger shall be consummated, except as otherwise provided under Section 7.6 hereof, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

     10.3. Survival. The representations, warranties and agreements of the parties contained in Article III (but only to the extent that such provision expressly relate to actions to be taken after the Effective Time), Article IV,
Article IX and Section 1.4, 10.2 and 10.3 shall survive the consummation of the Merger. The agreements of the parties contained in Sections 7.6 and 10.2 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall be deemed to be conditions of the Merger, as provided herein, and shall not survive the consummation of the Merger.

     10.4. Modification or Amendment. At any time (before or after approval hereof by the stockholders of the Constituent Corporations) prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors, provided such modification or amendment does not reduce the total consideration to be paid in the Merger. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     10.5. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     10.6. Certification of Stockholder Vote and Dissenters. Promptly following the Stockholder Meeting referred to in Section 5.1 but in any event no later than five (5) days prior to the Merger Date, Mitron shall deliver to GenRad a certificate of its Secretary setting forth (i) the number of shares of its capital stock outstanding and entitled to vote, the number of shares of its stock voted in favor of and the number of shares voted against adoption and approval of this Agreement, (ii) the names of all of its stockholders not voting in favor of this Agreement who filed with Mitron written objection to the Merger before the taking of the vote on the Agreement and (iii) a definitive list of common stockholders (assuming the conversion of all preferred stock) and the number of shares of such stockholders to be tendered to GenRad in the Merger including any shares of any option or warrant holders electing to exercise their options or warrants for Mitron common stock prior to the Effective Time.

     10.7. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws principles.

     10.9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid to:

     Mitron:
                  Mitron Corporation
                  10795 SW Cascade Blvd.
                  Portland, Oregon 97223

     Copy to:
                  Ater, Wynne, Hewitt, Dodson & Skerritt
                  Suite 1800
                  222 S. W. Columbia
                  Portland, OR 97201-6618
                  Attention: William Campbell, Esq.

     GenRad and/or Acquisition:
                  GenRad, Inc.
                  300 Baker Avenue
                  Concord, MA 01742-2174
                  Attention:  Daniel Harrington, Chief Financial Officer

     Copy to:
                  Nutter, McClennen & Fish, LLP
                  One International Place
                  Boston, MA 02110-2699
                  Attention:  Arthur R. Hofmann, Jr., Esq.

     If to the Stockholder Representatives as follows:

                  Jerry S. Cox
                  Cox & Perkins
                  6363 Woodway, Suite 1100
                  Houston, TX  77087-1715

                  Thomas J. Holce
                  610 Esther Street
                  Vancouver, WA  98660

     10.10. Entire Agreement. This Agreement (a) constitutes the entire agreement, and supersedes the Memorandum of Understanding dated May 2, 1996 between GenRad and Mitron and all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof (other than the Confidentiality Agreement dated May 1, 1996 between Mitron and GenRad), (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (c) shall not be assignable by operation of law or otherwise.

     10.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     10.12. Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

     WITNESS the execution hereof as an instrument under seal as of the date first above written.

                                     MITRON CORPORATION

                                     By /s/ D. McDougall
                                        -------------------------
                                       Its President and Chief
                                       Executive Officer

                                     GENRAD, INC.

                                     By  /s/ Daniel F. Harrington
                                        -------------------------
                                        Its Vice President and Chief Financial
                                        Officer

                                     GENRAD ACQUISITION CORPORATION

                                     By  /s/ Daniel F. Harrington
                                        -------------------------
                                        Its Vice President and Chief Financial
                                        Officer

                                     FOR THE PURPOSE OF ACCEPTING
                                     THEIR APPOINTMENT AND ASSUMING
                                     THEIR OBLIGATIONS AS
                                     STOCKHOLDER REPRESENTATIVES
                                     PURSUANT TO ARTICLE IX ONLY:

                                      /s/  Thomas J. Holce
                                      --------------------
                                      Thomas J. Holce

                                      /s/ Jerry S. Cox
                                      --------------------
                                      Jerry S. Cox

                                EXHIBIT 4.1(aa)

                                AFFILIATE LETTER

GenRad, Inc.
300 Baker Avenue
Concord, MA  01742-2174

Ladies and Gentlemen:

         GenRad, Inc., a Massachusetts corporation (the "Company") and Mitron Corporation, an Oregon corporation ("Mitron"), have entered into that certain Agreement and Plan of Merger dated June 5, 1996 (the "Merger Agreement"), providing, among other things, for the merger of GenRad Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of the Company, with Mitron (the "Merger"). The undersigned ("Stockholder") understands that the Company, Acquisition and Mitron have undertaken to obtain this letter agreement from the Stockholder and other stockholders of Mitron who or which will receive, in exchange for their shares of Mitron Common Stock, shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company upon the consummation of the Merger and who or which may be deemed to be affiliates of Mitron, and that the Merger is conditioned, in part, upon the success of this undertaking.

         Premised upon the foregoing, and for other good and valuable consideration, the Stockholder agrees with the Company as follows:

         1. The Stockholder represents and warrants to and covenants with the Company that the Stockholder will not sell, transfer or otherwise dispose of any shares of Common Stock held by him, her or it during the period commencing thirty (30) days before the Effective Time (as defined in the Merger Agreement) of the Merger and ending on such day as results covering at least 30 days of combined operations of Mitron and the Company have been published by the Company, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. The Stockholder understands that the Company may instruct its transfer agent to withhold the transfer of any shares of Common Stock disposed of by the Stockholder during said period.

         2. The Stockholder acknowledges and agrees that all of the foregoing provisions also apply to (i) the Stockholder's spouse, (ii) any relative of the Stockholder or his or her spouse who has the same home as the Stockholder, (iii) any trust or estate in which the Stockholder, his or her spouse, or any such relative collectively own a beneficial interest of 10% or more or of which any of the foregoing serves as a trustee or executor or in any similar capacity and
(iv) any corporation or
other organization in which the Stockholder, his or her spouse, or any such relative collectively own at least 10% of the equity securities or other equity interest.

         3. This letter agreement shall terminate without any further action on the part of either of us in the event that the Merger Agreement is terminated in accordance with its terms. This letter agreement constitutes the complete understanding of the parties with respect to the subject matter hereof and upon execution and delivery by the Stockholder shall take effect as an instrument under seal.

         4. This letter agreement is to be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         5. The representations and agreements of the Stockholder herein are of a special, unique and extraordinary character, any violation of which would cause the Company irreparable harm which could not be reasonably or adequately compensated by damages in an action at law, and such agreements shall, therefore, be enforceable both at law or in equity, by injunction or otherwise.

         6. The Company may extend the time for, or waive the performance of, any of the obligations of the Stockholder, waive any inaccuracies in the representations by the Stockholder, or waive compliance by the Stockholder with any of the covenants contained in this Agreement, but only by an instrument in writing signed by an officer of the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         The Stockholder acknowledges that (i) the Stockholder has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of the Common Stock owned by the Stockholder and (ii) this letter is an inducement to and in satisfaction of a condition to the obligations of the Company to consummate the Merger.

                                                     Very truly yours,


                                                     -------------------------
                                                     Signature

                                                     -------------------------
                                                     Name

                                                     -------------------------
                                                     Address

Dated:_____

                    EXHIBIT 6.1(C) FORM OF TAX CERTIFICATES

                                June __, 1996



Nutter, McClennen & Fish, LLP
One International Place
Boston, MA 02110-2699


Ladies and Gentlemen:

     This letter is provided to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger (the "Merger") to be effected pursuant to Oregon law and the Agreement and Plan of Merger dated June 5, 1996 (the "Agreement") by and among GenRad, Inc. ("GenRad"), GenRad Acquisition Corporation, a wholly owned subsidiary of GenRad ("Acquisition"), Mitron Corporation ("Mitron"), Mitron Europe Limited, a corporation organized under the laws of England and a wholly owned subsidiary of Mitron and certain stockholders of Mitron. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

A.   Representations
     ---------------

     Each of the undersigned herein certifies and represents that the following facts are now true and correct and will continue to be true and correct as of the closing date of the Merger:

     1. He, she or it has no present plan or intention to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a reduction of risk of ownership or a direct or indirect disposition of any shares of GenRad common stock, $1 par value ("GenRad Shares") received in the Merger.

     2. Each of the representations, if any, made by him, her or it in the Agreement and any other documents associated therewith is true and correct.

B.   Reliance; Limitations
     ---------------------

     1. Each of the undersigned recognizes that (a) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto in connection with the Merger, and (b) your opinions will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respects.

     2. Each of the undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                                 Very truly yours,

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                                                 -----------------

                       [LETTERHEAD OF MITRON CORPORATION]

                                                     June __, 1996

Nutter, McClennen & Fish, LLP
One International Place
Boston, MA 02110-2699

Ladies and Gentlemen:

     This letter is provided to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") to be effected pursuant to Oregon law and the Agreement and Plan of Merger dated June 5, 1996 (the "Agreement") by and among GenRad, Inc. ("GenRad"), GenRad Acquisition Corporation, a wholly owned subsidiary of GenRad ("Acquisition"), Mitron Corporation ("Mitron") and certain stockholders of Mitron. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

A.   Representations
     ---------------
         The undersigned hereby certify and represent that the following facts are now true and correct and will continue to be true and correct as of the Closing Date of the Merger:

     1. Pursuant to the Merger, Acquisition will merge with and into Mitron. Following the Merger, Mitron will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Mitron to dissenters, amounts paid by Mitron to shareholders who receive cash or other property, amounts used by Mitron to pay reorganization expenses and all redemptions and distributions, except for regular, normal dividends, made by Mitron will be included as assets of Mitron held immediately prior to the Merger.

     2. The fair market value of the shares of GenRad common stock, $1 par value ("GenRad Shares") and other consideration received by each Mitron shareholder will be approximately equal to the fair market value of the Mitron Shares surrendered in exchange therefor.

     3. After due inquiry with their officers and directors, Mitron and Mitron Europe Limited have no knowledge of, and believe that there does not exist, any plan or intention on the part of Mitron shareholders to sell, exchange or otherwise dispose of a number of GenRad Shares received in the Merger that would reduce the Mitron shareholders' ownership of GenRad Shares to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Mitron Shares as of the same date. For purposes of this representation, Mitron Shares (a) with respect to which a Mitron shareholder receives consideration in the Merger other than GenRad Shares (including, without limitation, cash received in lieu of fractional GenRad Shares) and, (b) with respect to which a sale, redemption or other disposition occurs prior to or in contemplation of the Merger, will be considered outstanding Mitron Shares exchanged for GenRad Shares in the Merger and then disposed of pursuant to a plan.

     4. There is no intercorporate indebtedness existing between GenRad and Mitron or between Acquisition and Mitron that was issued, acquired or will be settled at a discount.

     5. In the Merger, Mitron Shares representing control of Mitron, as defined in Section 368(c) of the Code, will be exchanged solely for voting common stock of GenRad. For purposes of this representation, Mitron Shares exchanged for cash or other property originating with GenRad will be treated as outstanding Mitron Shares on the date of the Merger.

     6. At the time of the Merger, Mitron will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Mitron Shares that, if exercised or converted, would affect GenRad's acquisition or retention of control of Mitron, as defined in Section 368(c) of the Code.

     7. GenRad does not own, nor has it owned during the past five years, any shares of Mitron stock.

     8. Mitron is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

     9. As of the date of the Merger, the fair market value of the assets of Mitron will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     10. Mitron is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     11. At the time of the Merger, Mitron will own no outstanding equity interest in GenRad.

     12. Other than in the ordinary course of its business or pursuant to its obligations under the Agreement, Mitron has made no transfer of any of its assets, including any distribution of assets with respect to, or in redemption of, Mitron Shares, in contemplation of the Merger.

     13. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations.

     14. Attached hereto as Schedule A is a list containing the names of all
persons who, on either June 5, 1996 (the date the Agreement was signed),      ,
1996 (the record date for determining the right of Mitron shareholders to vote on the Merger) or the Closing Date, owned 1% or more (measured by value) of the total shares of Mitron stock outstanding. To Mitron's knowledge, no person not listed on Schedule A owned 1% or more (measured by value) of the shares of
Mitron stock outstanding on any date after       , 1996 and up to and including
the date this representation letter is signed.

     15. Mitron will pay its own expenses in connection with the Merger, and will not pay any expenses incurred in connection with the Merger by Mitron shareholders, GenRad or Acquisition.

     16. None of the compensation payments received by a Mitron shareholder from GenRad will be separate consideration for, or allocable to, any Mitron Shares; none of the GenRad Shares received by a Mitron shareholder will be consideration for, or allocable to, any employment agreement, consulting agreement or any covenant not to compete; and the compensation paid by GenRad to any Mitron shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     17. Each of the representations made by Mitron and Mitron Europe Limited in the Agreement and any other documents associated therewith is true and correct.

     18. Mitron and Mitron Europe Limited are authorized to make all representations set forth herein.

     19. Mitron and Mitron Europe Limited are participating in the Merger for good and valid business reasons.

B.   Reliance; Limitations
     ---------------------

     1. The undersigned recognize that (a) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto in connection with the Merger, and (b) your opinions will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respects.

     2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                                     Very truly yours,

                                                     MITRON CORPORATION

                                                     By:
                                                        ----------------------
                                                        Its

                                                     MITRON EUROPE LIMITED

                                                     By:
                                                        ----------------------
                                                        Its

                          [LETTERHEAD OF GENRAD, INC.]

                                                     June 20, 1996

Nutter, McClennen & Fish, LLP
One International Place
Boston, MA 02110-2699

Ladies and Gentlemen:

     This letter is provided to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") to be effected pursuant to Oregon law and the Agreement and Plan of Merger dated June 5, 1996 (the "Agreement") by and among GenRad, Inc. ("GenRad"), GenRad Acquisition Corporation, a wholly owned subsidiary of GenRad ("Acquisition"), Mitron Corporation ("Mitron") and certain stockholders of Mitron. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

A.   Representations
     ---------------

     The undersigned hereby certify and represent that the following facts are now true and correct and will continue to be true and correct as of the Closing Date of the Merger:

     1. Pursuant to the Merger, Acquisition will merge with and into Mitron. Following the Merger, Mitron will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Acquisition's net assets and at least 70% of the fair market value of Acquisition's gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by Mitron or Acquisition to dissenters, amounts paid by Mitron or Acquisition to shareholders who receive cash or other property, amounts used by Mitron or Acquisition to pay reorganization expenses and all redemptions and distributions, except for regular, normal dividends, made by Mitron will be included as assets of Mitron or Acquisition, as the case may be, held immediately prior to the Merger.

     2. The fair market value of the shares of GenRad common stock, $1 par value ("GenRad Shares") and other consideration received by each Mitron shareholder will be approximately equal to the fair market value of the Mitron Shares surrendered in exchange therefor.

     3. After due inquiry with their officers and directors, GenRad and Acquisition have no knowledge of, and believe that there does not exist, any plan or intention on the part of Mitron shareholders to sell, exchange or otherwise dispose of a number of GenRad Shares received in the Merger that would reduce the Mitron shareholders' ownership of GenRad Shares to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Mitron Shares as of the same date. For purposes of this representation, Mitron Shares (a) with respect to which a Mitron shareholder receives consideration in the Merger other than GenRad Shares (including, without limitation, cash received in lieu of fractional GenRad Shares) and, (b) with respect to which a sale, redemption or other disposition occurs prior to or in contemplation of the Merger, will be considered outstanding Mitron Shares exchanged for GenRad Shares in the Merger and then disposed of pursuant to a plan.

     4. Prior to the Merger, GenRad will be in control of Acquisition within the meaning of Section 368(c) of the Code.

     5. No stock of Acquisition will be issued in the Merger.

     6. GenRad has no plan or intention to cause Mitron to issue additional shares of Mitron stock after the Merger that would result in GenRad losing control of Mitron within the meaning of Section 368(c) of the Code.

     7. GenRad has no plan or intention to reacquire any of its shares issued in the Merger.

     8. GenRad has no plan or intention to liquidate Mitron, to merge Mitron with or into another corporation, to sell or otherwise dispose of the Mitron Shares except for transfers of Mitron Shares to corporations controlled by GenRad, or to cause Mitron to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of its business or transfers of assets to a corporation controlled by Mitron.

     9. Following the Merger, Mitron will continue its historic business or use a significant portion of its historic business assets in a business.

     10. There is no intercorporate indebtedness existing between GenRad and Mitron or between Acquisition and Mitron that was issued, acquired or will be settled at a discount.

     11. In the Merger, Mitron Shares representing control of Mitron, as defined in Section 368(c) of the Code, will be exchanged solely for voting common stock of GenRad. For purposes of this representation, Mitron Shares exchanged for cash or other property originating with GenRad will be treated as outstanding Mitron Shares on the date of the Merger.

     12. At the time of the Merger, Mitron will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Mitron Shares that, if exercised or converted, would affect GenRad's acquisition or retention of control of Mitron, as defined in Section 368(c) of the Code.

     13. GenRad does not own, nor has it owned during the past five years, directly or indirectly through any subsidiary, any shares of Mitron stock.

     14. At the time of the Merger, Mitron will own no outstanding equity interest in GenRad.

     15. Acquisition will have no liabilities assumed by Mitron and will not transfer to Mitron any assets subject to liabilities.

     16. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations.

     17. GenRad, Acquisition and Mitron and the shareholders of Mitron will each pay separately its or their own expenses in connection with the Merger.

     18. Each of the representations made by GenRad and Acquisition in the Agreement and any other documents associated therewith is true and correct.

     19. None of the compensation payments received by a Mitron shareholder from GenRad will be separate consideration for, or allocable to, any Mitron Shares; none of the GenRad Shares received by a Mitron shareholder will be consideration for, or allocable to, any employment agreement, consulting agreement or any covenant not to compete; and the compensation paid by GenRad to any Mitron shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     20. Neither GenRad nor Acquisition is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     21. No Mitron shareholder is acting (or has acted) as agent for GenRad in connection with the Merger or approval thereof and GenRad will not reimburse (and has not reimbursed) any Mitron shareholder for Mitron Shares such shareholder may have purchased or for other obligations such shareholder may have incurred.

     22. The payment of cash in lieu of fractional GenRad Shares is solely for the purpose of avoiding the expenses and inconvenience to GenRad of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to Mitron shareholders instead of issuing fractional GenRad Shares will not exceed 1% of the total consideration that will be issued in the transaction to Mitron shareholders in exchange for their Mitron Shares. The fractional share interest of each Mitron shareholder will be aggregated, and no Mitron shareholder will receive cash in an amount greater than the value of one full GenRad Share in exchange for such shareholder's Mitron Shares.

     23. With respect to each instance, if any, in which shares of Mitron stock have been purchased by a shareholder of GenRad during the period commencing with the negotiations (whether formal or informal) between Mitron and GenRad regarding the Merger, the purchase was made by such shareholder on its own behalf and not as a representative, or for the benefit, of GenRad.

     24. GenRad and Acquisition are authorized to make all representations set forth herein.

     25. GenRad and Acquisition are participating in the Merger for good and valid business reasons.

B.   Reliance; Limitations
     ---------------------

     1. The undersigned recognize that (a) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto in connection with the Merger, and (b) your opinions will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respects.

     2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                 Very truly yours,

                                 GENRAD, INC.

                                 By:
                                    ---------------------------
                                    Its

                                 GENRAD ACQUISITION CORPORATION

                                 By:
                                    ---------------------------
                                    Its

                                 EXHIBIT 6.2(d)

                      OPINION LETTER OF COUNSEL FOR MITRON

                                   --------


GenRad, Inc.
300 Baker Avenue
Concord, Massachusetts 01742-2174

ATTENTION:                 DANIEL HARRINGTON
                           CHIEF FINANCIAL OFFICER

                           RE:      ACQUISITION OF MITRON CORPORATION

Ladies and Gentlemen:

     This firm has acted as general counsel to Mitron Corporation, an Oregon corporation ("Mitron"), in connection with the acquisition of Mitron by GenRad, Inc., a Massachusetts corporation ("GenRad"), through the merger of GenRad Acquisition Corporation, an Oregon corporation ("Acquisition"), with and into Mitron pursuant to the terms of that certain Agreement and Plan of Merger by and among GenRad, Acquisition, Mitron, Thomas J. Holce and Jerry S. Cox dated June 5, 1996 (the "Merger Agreement") and with respect to the transaction contemplated therein. We are rendering this opinion pursuant to Section 6.2(d) of the Merger Agreement. The capitalized terms used herein shall have the same meanings as are set forth in the Merger Agreement, unless those terms are otherwise defined herein or unless the context otherwise clearly requires.

     For purposes of this opinion, we have examined the following documents and instruments:

     (a)  The Merger Agreement;

     (b)  The Articles of Merger;


     In addition to the foregoing, we have reviewed and relied upon the following documents and certificates (collectively, the "Certificates"):

     (c)  The Third Restated Articles of Incorporation of Mitron;

     (d) The Bylaws of Mitron certified to be true and correct by the secretary of Mitron;

     (e) Certificates from the Oregon Secretary of State indicating that Mitron is duly incorporated and validly existing in the State of Oregon as of __________, 1996;

     (f) Certificates from the Secretaries of State of California, Florida, Illinois, Massachusetts, New Hampshire, Texas, Washington and the District of Columbia indicating that Mitron is qualified to transact business in such jurisdictions;

     (g) Resolutions of the Board of Directors of Mitron approving the Merger Agreement, as certified by the Secretary of Mitron;

     (h) Resolutions of the stockholders approving the Merger Agreement, as certified by the Secretary of Mitron;

     (i) The corporate stock and minute books of Mitron, in each case certified by the secretary of Mitron to be complete as of the date hereof;

     (j) The stock book of Mitron Europe Ltd. ("Subsidiary") as certified by a director or secretary of Subsidiary;

     (k) Docket database searches of the Multnomah County, Oregon, Circuit and District Courts and the United States District Court for the District of Oregon, searching for Mitron as a party to a pending proceeding through ________, 1996; and

     (l) The certificate of the President and Secretary of Mitron, dated the date hereof, a copy of which is attached hereto (the "Mitron
     Certificate").

         Pursuant to your authorization, we have assumed the following:

     (i) All copies of documents submitted to us are complete and conform to the original documents, and the signatures, except those of Mitron, on all original documents are genuine;

     (ii) The Merger Agreement has been duly signed and delivered by and on behalf of all parties other than Mitron by persons duly authorized to do so; and

     (iii) The capacity of all natural persons.

     For purposes of the opinions contained in Paragraph 5 below, we have also assumed that (i) the laws of the Commonwealth of Massachusetts are identical to the laws of the State of Oregon, (ii) if a court considering the issue of the enforceability of Merger Agreement applies the laws of the Commonwealth of Massachusetts, such laws will be interpreted by such court in the same manner as such court would interpret the laws of the State of Oregon, and (iii) the Merger Agreement constitutes a valid and binding obligation of GenRad, Acquisition and Mitron.

GenRad, Inc.
- -----------------
Page 3

     In basing the opinions set forth in this opinion on "our knowledge," the words "our knowledge" signify that, in the course of our representations of Mitron, no facts have come to our attention that would give us actual knowledge that any such opinions or other matters are not accurate. Further, the words "our knowledge" as used in this opinion are intended to be limited to actual knowledge of the attorneys within our firm who have been directly involved in representing Mitron in any capacity, inquiries we have made of the officers of Mitron regarding the matters discussed in this opinion, and the information contained in the Certificates. Except for inquiry of Mitron officers and our review of the Certificates, we have undertaken no investigation or verification of the factual matters described in this opinion.

     We are not in the position to, and with your permission do not, express any opinion with respect to title to, or ownership of, real or personal property, tangible or intangible.

     Except as specifically provided in Paragraph 11 below, we express no opinion as to any federal or state securities laws. In partial we express no opinion regarding compliance with Rule 10b-5 or any other anti-fraud provision of federal or state securities laws.

     The opinions expressed herein are limited to the laws of the State of Oregon and the federal laws of the United States of America.

     On the basis of the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

     1. Mitron is a corporation duly organized and validly existing under the laws of the state of Oregon. Mitron has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Mitron is duly qualified to transact business in the states of California, Florida, Illinois, Massachusetts, New Hampshire, Texas, Washington and the District of Columbia.

     2. The authorized capital stock of Mitron and the number of shares issued and outstanding on the Closing Date are as stated in Section 4.1(b) of the Merger Agreement, except for such changes as are the result of exercises of stock options or warrants disclosed to GenRad pursuant to the Merger Agreement and identified in the Mitron Disclosure Schedule. To our knowledge, all of the issued and outstanding shares of capital stock of Subsidiary are owned by Mitron.

     3. All of the issued and outstanding shares of capital stock of Mitron have been duly authorized and validly issued and, to our knowledge, are fully paid and non-assessable.

GenRad, Inc.
- ------------------
Page 4

     4. To our knowledge, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character reflected in the corporate minutes or otherwise which obligate Mitron to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock, except for the options and warrants identified in the Mitron Disclosure Schedule.

     5. Mitron has corporate power and authority to execute and deliver and to perform the Merger Agreement. All necessary corporate action by the Board of Directors and stockholders of Mitron to the extent required by Oregon law and the Articles of Incorporation and By-Laws of Mitron to authorize the execution and delivery by Mitron of, and performance by Mitron under, the Merger Agreement and to consummate the Merger contemplated thereby have been duly and validly taken, and the Merger Agreement constitutes the valid and binding obligations of Mitron.

     6. All consents, approvals and authorizations of any United States public authority required for the execution, delivery and performance of the Merger Agreement by Mitron and the consummation by Mitron of the transactions contemplated thereby have been obtained, no other consent approval, authorization or order of any governmental agency or, to our knowledge, any court, is required for the execution, delivery and performance of the Merger Agreement by Mitron and the consummation by Mitron of the transactions contemplated hereby and such execution, delivery, performance and consummation by Mitron will not, with or without the giving of notice and/or the passage of time, (i) violate any Oregon or federal law, statute or regulation applicable to Mitron or the Articles of Incorporation or By-Laws of Mitron, (ii) to our knowledge, conflict with, result in the breach of any provision of, or the termination of, or create any preferential or other rights of third parties under, or cause an acceleration in obligations under, or constitute a default under, any lien, lease, indenture, mortgage, deed of trust or other agreement, instrument or restriction to which Mitron is a party or by which Mitron, its assets or properties is bound, unless such effect is expressly listed in the Mitron Disclosure Schedule, or (iii) result in the creation of any lien, charge or encumbrance, through the operation of law without the execution of any other instrument, upon any capital stock of Mitron, or upon any of the properties or assets of Mitron.

     7. To our knowledge, there are no actions, suits, proceedings before any court or federal, state or local investigations pending or threatened against Mitron at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, which question the Merger Agreement or the transactions contemplated thereby or that can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects or assets or in the condition, financial or otherwise, of Mitron.

GenRad, Inc.
- ------------------
Page 5

     8. To our knowledge, Mitron and Subsidiary have complied and are in compliance with all laws, ordinances, regulations, orders, judgments and decrees applicable to Mitron and subsidiary, respectively.

     9. To our knowledge, all of the agreements listed on the Mitron Disclosure Schedule are valid and binding obligations of Mitron and Subsidiary and are enforceable by Mitron and Subsidiary in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or judicial decisions affecting creditors' rights and remedies generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and to our knowledge, there is no default (or any event with the giving of notice or lapse of time or both, would be a default) under any such agreements.

     10. Assuming compliance with the requirements of the Oregon Business Corporation Act by all parties other than Mitron, and subject to the filing of the Articles of Merger in accordance with such act, the Merger will become effective as of the Effective Time.

     11. The offer and sale of all of the shares of Mitron capital stock were at the time of such offers and sales exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     While we assume no responsibility for any events, occurrences, or statements of fact relating to Mitron, or for the accuracy, completeness or fairness of any statements relating to Mitron contained in or omitted from the proxy materials provided to the stockholders of Mitron in connection with the special meeting of the stockholders of Mitron called to consider and act upon the Merger Agreement, and while we express no opinion as to such proxy materials or the financial statements, schedules, statistics or other financial or other information included in such proxy materials, based upon and limited to the review of the Certificates and inquiry of the officers of Mitron, nothing has come to our attention that leads us to believe that as to Mitron or Mitron's participation in the Merger such proxy materials contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     The opinions expressed herein are qualified to the extent that:

     (i) The validity or enforceability of the Merger Agreement may be subject to or affected by laws relating to creditors' rights generally (including, but not limited to, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer laws);

GenRad, Inc.
- ------------------
Page 6

     (ii) The rights to take certain actions or to exercise certain rights and remedies may be affected by laws imposing duties to act in good faith or in a commercially reasonable manner; and

     (iii) The enforceability of the Merger Agreement is subject to general principles of equity, including those principles which may limit the availability of the remedy of specific performance and injunctive or other forms of equitable relief, to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     These opinions are rendered solely for the benefit of the addressee hereof and may not be relief upon by, nor may copies be delivered to, any other person without our prior written consent. These opinions are rendered as of the date hereof and we expressly disclaim any obligation to advise you of any matters which may come to our attention subsequent to the date hereof and which may affect the opinions expressed herein, including without limitation any changes in law which may affect the opinions expressed herein.

                                    Very truly yours,

                                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP

                                 EXHIBIT 6.2(k)

            NON-COMPETITION, ASSIGNMENT AND NON-DISCLOSURE AGREEMENT

                                                                        , 1996
                                                         --------------

GenRad, Inc.
300 Baker Avenue
Concord, MA 01742-2174

Gentlemen:

     It is a condition to your obligation to consummate the merger of your subsidiary, GenRad Acquisition Corporation (the "Subsidiary") with and into Mitron Corporation, an Oregon corporation (the "Company"), of which the undersigned ("Stockholder") is a shareholder, pursuant to the Agreement and Plan of Merger dated June 5, 1996, among the Company, the Subsidiary, you and certain affiliates of the Company, that Stockholder execute and deliver this agreement. As an inducement to you to cause such merger to be consummated, and as additional consideration therefor, Stockholder hereby represents, warrants, acts and agrees with you as follows:

     1. Covenant Not to Compete. For a period of five (5) years from the date hereof, Stockholder will not engage or become interested, directly or indirectly, as an owner, partner or consultant, through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise engaged in the development, production, offer or sale of products or services offered by the Company as of the date hereof or in any business or enterprise which is otherwise competitive with the business of the Company as conducted on the date hereof. A description of the business areas in which the Company competes is set forth on Exhibit A hereto. Notwithstanding the foregoing, the acquisition by the undersigned or any business which, as an incidental or immaterial part of its operations competes with the Company or whose incidental or immaterial activities would otherwise violate the terms hereof, shall not be deemed a violation of the terms of this agreement. In addition, during such period Stockholder will not, directly or indirectly, whether on its behalf or on behalf of anyone else, (i) solicit or accept orders from any present or past customer of the Company for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company; (ii) induce or attempt to induce any such customer to reduce such customer's purchases from the Company; (iii) use for its benefit or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (iv) solicit any of the Company's employees to leave the employ of the Company or hire anyone who was an employee of the Company at any time within one year from the date of such hire.

   2. Proprietary Information.

     (a) Stockholder hereby assigns to the Company all right, title and interest Stockholder may now have in or to any of the proprietary information of the Company, and Stockholder will not at any time hereafter knowingly disclose to or use for the benefit of anyone else any of said proprietary information without your prior written authorization in each particular case. Stockholder will at all times hereafter take all action and sign and deliver all instruments the Company may require to vest or perfect in the Company all right, title and interest in and to the proprietary information of the Company or to assist the Company in filing or prosecuting any application, in its name or any other name, in any country, for any patent, trademark, service mark, copyright or other right therein, or any modification, reissue, division, continuation, revival or extension thereof, or in conducting any legal or administrative proceedings for securing, protecting or enforcing any of the foregoing. Stockholder further agrees that it has disclosed to the Company all proprietary information conceived or developed in whole or in part by Stockholder.

     (b) As used herein, "proprietary information" shall mean, with respect to the Company, (i) any and all inventions, discoveries, ideas, research, engineering methods, technology, practices, processes, systems, formulae, software, designs, products, projects, improvements and developments which have not been generally available and which were made, conceived or reduced to practice at any time by Stockholder or in whole or in part at the expense of the Company or on the Company's premises or with the assistance of the Company's employees or consultants with the Company's equipment or supplies or those of the Company's employees or consultants, or which were the subject of the Stock Purchase Agreement dated January 12, 1990 among the Company, Tektronix Development Company and the Founders (as defined thereto), and (ii) any and all trade secrets, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices and employee, customer and supplier lists of the Company.

     (c) Stockholder has heretofore delivered to the Company all notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in its possession or under its control, whether prepared by it or others, which contain proprietary information of the Company. Stockholder acknowledges that this material is the sole property of the Company.

     (d) Stockholder's understandings and obligations under this Section 2 shall not apply to any proprietary information of the Company which is or becomes generally known to the public through no action on Stockholder's part or which is generally disclosed by the Company without restriction to such third parties.

     3. Absence of Restrictions. Stockholder is not subject to any agreement or restriction limiting in any way the scope of this agreement or in any way inconsistent herewith.

     4. Miscellaneous.

     (a) This agreement shall take effect as an instrument under seal and shall be binding upon Stockholder's assigns and shall inure to the benefit of the Company and its successors and assigns.

     (b) If any term or provision of this agreement shall be invalid or unenforceable to any extent or in any applications, then the remainder of this agreement, and such term or provision except to such extent or in such application, shall not be affected thereby, and each and every term and provision of this agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

     (c) As Stockholder's obligations hereunder are special, unique and extraordinary, breach by Stockholder of any term or provision of this agreement shall be deemed material and shall be deemed to cause irreparable injury not properly compensated by damages in an action at law, and the Company's rights and remedies hereunder may therefore be enforced both at law and in equity, by injunction or otherwise. All of the Company's rights and remedies hereunder shall be cumulative and not alternative.

     (d) Neither this agreement, nor any term or provision hereof, may be waived or modified in whole or in part except by a written instrument signed by one of your officers expressly stating that it is intended to operate as a waiver or modification of this agreement. This agreement supersedes all prior agreements, written or oral, between the undersigned and the Company relating to the subject matter of this agreement.

     (e) This agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, Stockholder has hereunto executed this Agreement under seal as of the day and year first above written.



[SEAL]                                         --------------------------
                                               Name:

                                 EXHIBIT 6.2(l)

           FORM OF STOCKHOLDER VOTING AGREEMENT AND IRREVOCABLE PROXY

                      VOTING AGREEMENT, IRREVOCABLE PROXY,
                  CONVERSION NOTICE, AND TERMINATION OF VOTING
                              AND CO-SALE AGREEMENT

     AGREEMENT (this "Agreement"), dated as of      , 1996, by and between
(the "Stockholder"), Don McDougall and GenRad, Inc., a Massachusetts corporation ("GenRad").

     WHEREAS, GenRad and Mitron Corporation, and Oregon corporation ("Mitron"),
have entered into an Agreement and Plan of Merger, dated     , 1996 (the "Merger
Agreement") pursuant to which a subsidiary of GenRad will be merged with and into Mitron, in which event Mitron will become a wholly-owned subsidiary of GenRad and the Stockholder will receive shares of Common Stock of GenRad on the terms and conditions described in the Merger Agreement (the "Transaction"); and

     WHEREAS, the Stockholder owns, of record and beneficially, the number of shares of Common Stock and/or Preferred Stock of Mitron set forth on Schedule I attached hereto (the "Shares"); and

     WHEREAS, the Stockholder understands that the Transaction is conditioned on the Stockholder converting his, her or its Preferred Shares of Mitron into Common Stock of Mitron, and the Stockholder wishes to effect such conversion of his, her or its share of Mitron Preferred Stock immediately prior to the closing of the Transaction; and

     WHEREAS, the Stockholder wishes to consent to the termination of that certain Third Amended and Restated Voting and Co-Sale Agreement, effective immediately prior to the closing of the Transaction; and

     WHEREAS, as a condition to its willingness to consummate the Merger defined in the Merger Agreement, and as additional consideration therefor, GenRad has requested that the Stockholder agree to vote in favor of approving the Merger Agreement (i) the Shares, (ii) all Shares acquired by the Stockholder upon exercise of any option or warrant or otherwise after the date of this Agreement and (iii) any other shares of capital stock of Mitron that the Stockholder shall be entitled to vote a special meeting, and any adjournment thereof (the "Meeting"), of Mitron's stockholders called and held to consider and vote upon approval of the Merger Agreement (collectively, the "Mitron Stock").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, it is agreed as follows:

     1.   Agreement to Vote; Irrevocable Proxy.
          ------------------------------------

          a. AGREEMENT TO VOTE. Stockholder and Don McDougall hereby enters into a Voting Agreement pursuant to ORS 60.257, under which the

1 - Voting Agreement, Irrevocable Proxyu, Conversion Notice, and
    Termination of Voting and Co-Sale Agreement

               Stockholder hereby agrees that at the Meeting, and in any action by written consent of the stockholders of Mitron, the Stockholder shall vote all of his or its Mitron Stock to approve the Merger Agreement.

          b. IRREVOCABLE PROXY. The language in the proxy regarding the right to revoke the proxy notwithstanding, the Stockholder hereby constitutes and appoints GenRad, which shall act by and through Daniel Harrington, its Chief Financial Officer (the "Proxy Holder"), with full power of substitution, his, her or its true and lawful proxy and attorney-in-fact, to vote at the Meeting subject to the provisions of Section 1(d) hereof (i) in favor of approving the Merger Agreement and (ii) against any action or agreement that would result in a breach of, or be inconsistent in any material respect with, any covenant, representation or warranty or any other obligation of Mitron under the Merger Agreement. Such proxy shall be limited to the power to vote in the manner set forth in the preceding sentence and shall not extend to any other matters. The Stockholder acknowledges that the proxy granted hereby is coupled with an interest and is irrevocable to the fullest extent permitted by the Oregon Business Corporation Act. The Stockholder acknowledges and agrees that by having the Mitron Stock voted to approve the Merger under this Agreement, the Stockholder will not be entitled to dissent from the Merger contemplated by the Merger Agreement or to seek an appraisal of his, her or its Mitron Stock as provided by Oregon law.

          c. VOTING DISPUTES. The Proxy Holder shall have the right in the first instance to vote the Mitron Stock in accordance with the provisions of Section 1(c)(ii) hereof. The vote of the Proxy Holder shall control in any conflict between his vote of the Mitron Stock and any attempted vote by the Stockholder of the Mitron Stock.

     2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to GenRad as follows:

          a. OWNERSHIP OF MITRON STOCK. The Mitron Stock is owned of record and/or beneficially by the Stockholder as indicated on Schedule I and constitutes all the shares of capital stock of Mitron owned of record and/or beneficially by the Stockholder. The Stockholder does not have the right to vote any shares of capital stock of Mitron except for the Mitron Stock listed on Schedule I.

          b. AUTHORITY; BINDING AGREEMENT. The Stockholder has full legal capacity, right, power and authority to execute and deliver this Agreement and to perform all of his or its obligations hereunder. The execution and delivery by the Stockholder of this Agreement will not violate any other agreement to which the Stockholder is a party including, without

2 - Voting Agreement, Irrevocable Proxy, Conversion Notice and
    Termination of Voting and Co-Sale Agreement
               limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder enforceable in accordance with its terms.

          c. ABSENCE OF ENCUMBRANCES. The Stockholder is the lawful owner of the Mitron Stock, free and clear of all liens, encumbrances, restrictions, and claims of every kind, including without limitation options, warrants or right to purchase or acquire, or agreements relating to the voting of, the Mitron Stock. Prior to any transfer of any Mitron Stock, the Stockholder shall disclose to the transferee the existence of the irrevocable proxy provided herein and shall deliver to the transferee a copy of this agreement.

          d. KNOWLEDGE OF TERMS. The Stockholder has been informed of the material terms and conditions of the Merger Agreement and has been afforded due opportunity to discuss the Merger Agreement with members of management of Mitron.

     3.   Conversion of Preferred Stock.
          -----------------------------

          a. ELECTION TO CONVERT. Pursuant to Section 4.3.4 of Mitron's Third Restated Articles of Incorporation, the Stockholder hereby elects to convert all of the Stockholder's shares of Mitron Preferred Stock into that number of shares of Mitron Common Stock set forth on Schedule I hereto effective immediately prior to the consummation of the Transaction.

          b. TENDER OF SHARES. The Stockholder herewith tenders to GenRad the Stockholder's certificates representing all of the Stockholder's Mitron Preferred Stock, to be held in escrow pending the satisfaction of all conditions to the consummation of the Transaction as provided in the Merger Agreement. The Stockholder agrees to tender to GenRad any Shares that the Stockholder acquires subsequent to the date hereof.

          c. EXPIRATION OF TENDER AND ELECTION. The Stockholder's election to convert his or its Mitron Preferred Stock shall expire, and GenRad shall return to the Stockholder all of the Stockholder's tendered Mitron Preferred Stock certificates, upon any termination of the Merger Agreement effected in accordance with its terms.

     4. THIRD AMENDED AND RESTATED VOTING AND CO-SALE AGREEMENT. The Stockholder hereby consents to the termination of the Third Amended and Restated Voting and Co-Sale Agreement to which the Stockholder and the Company are parties, effective immediately prior to the closing of the Transaction.

3 - Voting Agreement, Irrevocable Proxy, Conversion Notice, and
    Termination of Voting and Co-Sale Agreement

     5. TERMINATION. This Agreement shall terminate on the earlier of (a) the Effective Time (as defined in the Merger Agreement) and (b) the termination of the Merger Agreement effective in accordance with the terms thereof.

     6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Stockholder in this Agreement shall survive after the date of this Agreement and after any investigation at any time made by or on behalf of any party.

     7. AMENDMENT; ASSIGNS. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by each of the parties hereto. This Agreement and the rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns, including, without limitation, any transferee of any Mitron Stock.

     8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

     9. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of Oregon.

     10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     11. INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party will be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provisions of this Agreement, the aggrieved party may institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     12. ENTIRE AGREEMENT. This Agreement is the entire, full, and complete agreement between the parties concerning the subject matter hereof. The parties each acknowledge and agree that no other party made any representations to them to induce the execution of this Agreement and that there are no representations, inducements, promises, or agreements, oral, or otherwise, not embodied herein.

4 - Voting Agreement, Irrevocable Proxy, Conversion Notice, and
    Termination of Voting and Co-Sale Agreement

     13. EFFECTIVE DATE; ENFORCEABILITY. This Agreement shall be effective and enforceable upon the execution and delivery hereof by all parties hereto. Each party represents and warrants to the other party that this Agreement constitutes legal, valid and binding obligation enforceable against such party in accordance with its terms.

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          GENRAD, INC.

                                          By:
                                               -------------------------------
                                          Its
                                               -------------------------------

                                         Title
                                               -------------------------------

STOCKHOLDER:

- ------------------------------                 -------------------------------
Signature                                      Don McDougall




WITNESS:




- -------------------------------
(Signature)

5 - Voting Agreement, Irrevocable Proxy, Conversion Notice, and
    Termination of Voting and Co-Sale Agreement

                                   SCHEDULE I

                                SHAREHOLDER LIST

SHAREHOLDER                                   NUMBER AND CLASS OF SHARES
- -----------                                   --------------------------








                                CONVERSION TABLE

                                                NUMBER OF SHARES
NUMBER AND DESCRIPTION                          COMMON STOCK OWNED
OF PREFERRED STOCK OWNED                        FOLLOWING CONVERSION
- ------------------------                        --------------------







6 - Voting Agreement, Irrevocable Proxy, Conversion Notice, and
    Termination of Voting and Co-Sale Agreement

                                 EXHIBIT 6.3(c)

              OPINION LETTER OF COUNSEL FOR GENRAD AND ACQUISITION

     1. GenRad is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted;

     2. GenRad has corporate power and authority to execute and deliver and to perform the Merger Agreement and the Registration Rights Agreement; all necessary corporate action by the Boards of Director of GenRad to the extent required by law and the charter and By-Laws of GenRad to authorize the execution and delivery of, and performance under, the Merger Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby have been legally and validly taken; and the Merger Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of GenRad enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally;

     3. All consents, approvals and authorizations of any United States public authority required for the execution, delivery and performance of the Merger Agreement and the Registration Rights Agreement by GenRad and the consummation of the transactions contemplated thereby have been obtained, no other consent, approval, authorization or order of any court or governmental agency is required for the execution, delivery and performance of the Merger Agreement and the Registration Rights Agreement by GenRad and the consummation of the transactions contemplated thereby and such execution, delivery, performance and consummation will not, with or without the giving of notice and/or the passage of time, (i) violate any Massachusetts or federal law, statute, or regulation applicable to GenRad or the charter or By-Laws of GenRad, (ii) conflict with, result in the breach of any provision of, or the termination of, or create any preferential or other rights of third parties under, or cause an acceleration in obligations under, or constitute a default under, any lien, lease, indenture, mortgage, deed of trust or other agreement, instrument or restriction known to such counsel to which GenRad is a party or by which GenRad or its assets or properties may be bound, or (iii) result in the creation of any lien, charge or encumbrance upon any capital stock of GenRad, or upon any of the properties or assets of GenRad; and

     4. Except as specified in such opinion letter, such counsel knows of no actions, suits, proceedings or federal, state or local investigations pending or threatened against or affecting GenRad at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, which question the Merger Agreement, the Registration Rights Agreement or the transactions contemplated thereby or that can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects or assets or in the condition, financial or otherwise, of GenRad.

     5. The shares of common stock of GenRad to be issued to the stockholders of Mitron in connection with the Merger (the "GenRad Shares") have been duly authorized by all necessary corporate action by GenRad and, when issued and delivered by GenRad in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable. The issuance of the GenRad Shares by GenRad in exchange for the Mitron Shares pursuant to the Merger Agreement is exempt from Securities Act registration requirements.

                                 EXHIBIT 6.3(e)

                          REGISTRATION RIGHTS AGREEMENT

                                 EXHIBIT 6.3(e)

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made this ____ day of June, 1996 by and among GenRad, Inc., a Massachusetts corporation (the "Company"), and those other persons who are signatories hereto (individually, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

     WHEREAS, the Company, GenRad Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of the Company (the "Subsidiary"), and Mitron Corporation, an Oregon corporation ("Mitron"), and certain affiliates of Mitron have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 5, 1996, providing for the acquisition of Mitron, by the Company through a merger (the "Merger") of the Subsidiary into Mitron with Mitron being the corporation surviving the Merger;

     WHEREAS, the Shareholders upon consummation of the Merger will hold in the aggregate ________ shares of the issued and outstanding common stock, $1.00 par value, of the Company (the "Common Stock"); and

     WHEREAS, the parties to the Merger Agreement and the Shareholders desire the Company to register the shares of Common Stock under the 1933 Act (as hereafter defined) for resale by the Shareholders and the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree, effective upon consummation of the Merger, as follows:

     1.   Registration Rights.
          -------------------

          1.1. Definitions.
               -----------

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

               (b) The term "Registrable Securities" means shares of Common Stock beneficially owned by any Holder, and acquired in connection with the Merger but shall not include any Common Stock (i) which has been effectively registered under the 1933 Act and disposed of in accordance with a registration statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the 1933 Act.

               (c) The term "Holder" means (i) a Shareholder and (ii) a transferee of Registrable Securities from a Holder provided such transfer complies with Section 1.9 of this Agreement, provided, however, that no Shareholder shall be entitled to the benefits of
          Section 1.2 hereunder if that Shareholder has failed to execute a copy of this Agreement as provided in Section 3.8.

               (d) The terms "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC").

               (e) The term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person or entity.

          1.2. Registration.
               ------------

               (a) The Company shall prepare and file with the SEC as soon as practicable after the Effective Date (as defined in the Merger Agreement) of the Merger, a registration statement (the "Registration Statement") on a form available for the registration of such Registrable Securities under the 1933 Act for the resale of the Registrable Securities by the Holders from time to time, covering all the Registrable Securities, and shall use its best efforts to have such registration become effective as soon as practicable after the Effective Date of the Merger.

               (b) The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the time when all the Registrable Securities have been sold by the Holders and
          (ii) the two year anniversary of the effective date declared by the SEC of the Registration Statement, PROVIDED, HOWEVER, that such period shall be automatically extended by the cumulative number of days the Holders shall have been prevented from selling or transferring any Registrable Securities by virtue of the operation of Section 1.2(d), 1.3(a) or Section 1.8 hereof.

               (c) Subject to the limitations set forth in Section 1.8 hereof and subject to compliance with the obligations imposed by federal and state securities laws, each Holder shall be entitled to make sales of Registrable Securities pursuant to the Registration Statement without limit.

               (d) If the Company shall furnish to the Holders of Registrable Securities a certificate signed by the President of the Company stating that, in his good faith judgment, it would not be in the best interests of the Company and its stockholders generally for sales of securities to occur pursuant to the Registration Statement for a period not to exceed 90 days, the Holders of Registrable Securities shall agree that they shall not sell securities pursuant to such registration statement during such period. The provisions of this Section 1.2(d) shall not be deemed to limit the provisions of Section 1.8.

          1.3. Obligations of the Company.
               --------------------------

               When required under Section 1.2 to effect the registration of any Registrable Securities or the amendment of the Registration Statement, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities (or, if applicable, an amendment to the Registration Statement) and use its best efforts to cause such registration statement (or amendment) to become effective, and shall:

               (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, PROVIDED, HOWEVER, that the Company may postpone the filing of any such amendment or supplement for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith, and so notifies the selling Holders, that such disclosure would have a material adverse effect on the Company;

               (b) Furnish to the Holders such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference into the registration statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (c) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the securities in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (d) Promptly notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to paragraph (a) of this Section 1.3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

               (e) Use its best efforts to cause the Common Stock to be listed on the New York Exchange; and

          1.4. FURNISHING OF INFORMATION.
               -------------------------

               It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall promptly furnish to the Company such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by the Company in order to effect the registration of their Registrable Securities. Each Holder agrees that it will not effect any disposition of its Registrable Securities that would constitute a sale within the meaning of the 1933 Act except in compliance with the 1933 Act (including a disposition which qualifies for an exemption from registration thereunder).

          1.5. EXPENSES
               --------

               All expenses incurred in connection with a registration pursuant to Section 1.2 (including all amendments thereto), including (without limitation) all registration, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company, provided that underwriting discounts and commissions, if any, relating to the Registrable Securities and the fees and disbursements of counsel for the selling Holders, if any, shall be borne and paid by the selling Holders of such Registrable Securities.

          1.6. INDEMNIFICATION.
               ---------------

               In connection with any Registrable Securities included in a registration statement under this Agreement:

               (a) The Company will and hereby does indemnify and hold harmless each selling Holder against any losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus and the seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the 1933 Act, or (ii) any other violation by the Company of the 1933 Act or any other securities law or any rule or regulation promulgated thereunder. The Company will reimburse each such selling Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration by or on behalf of such Holder or controlling person.

               (b) Each selling Holder will and hereby does indemnify and hold harmless the Company, each of its directors, each of its officers who sign the registration statement and any other selling Holder selling securities in such registration statement against any losses, claims, damages or liabilities, to which they may become subject under the 1933 Act, the 1934 Act or other federal or state or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs as a result of reliance by the Company upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion in such registration statement or the breach by the selling Holder of its obligations contained in this Agreement; and each such selling Holder will reimburse any legal or other expenses reasonably incurred by (x) the Company or any such director, officer, or (y) other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld). In no event shall the liability of any selling Holder for indemnification under this Section 1.6(b) exceed the proceeds received by such selling Holder from the sale of registered securities under the applicable registration statement.

               (c) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of not more than one separate counsel for all indemnified parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim. No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection
          (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

               (d) If the indemnification provided for in this Section 1.6 is unavailable to a party that would have been an indemnified party under this Section 1.6 in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 1.6(d), a selling Holder of registered securities shall not as an indemnifying party be required to contribute any amount in excess of (x) the amount by which the total price at which the registered securities sold by such indemnifying party were offered to the public exceeds (y) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. The Company and each selling Holder of registered securities agrees that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
          Section 1.6(d). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 1.6(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

               (e) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry or judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect of such claim.

               (f) No person guilty of fraudulent misrepresentation (within the meaning of Section II (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

               1.7. Availability of Rule 144.
                    ------------------------

               With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration and with a view to making it possible for the Holders to register the registered securities pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts:

               (a) to make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

               (c) to furnish to any Holder so long as the Holder owns any Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
          (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.8. Holdback Agreements.
                    -------------------

               Upon the request of the underwriters managing a public offering for sale by the Company of its securities, each Holder shall not sell or otherwise transfer or dispose of any Registrable Securities for 120 days following the effective date of a registration statement filed by the Company under the 1933 Act covering the offer and sale of Common Stock or such other securities by the Company in an underwritten offering without the prior written consent of the underwriters for such offering. The Company may impose stop transfer restrictions with respect to Registrable Securities subject to the foregoing restriction until the end of the 120-day period set forth above.

               1.9. Transfer of Registration Rights.
                    -------------------------------

               The registration rights of a Holder under this Agreement may be transferred to any transferee who acquires 50% or more of the shares of Common Stock originally acquired by such Holder, PROVIDED, HOWEVER, that the Company is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and provided further that the transferee agrees in writing to acquire and hold such securities subject to the provisions of this Agreement.

                1.10. Limitation on Registration Rights of Others.
                      -------------------------------------------

               The Company represents and warrants (which representation and warranty shall survive the execution and delivery of this Agreement) that the execution, delivery and performance by the Company of this Agreement will not violate, conflict with or cause a default under any other agreement obligating the Company to register its securities under the 1933 Act or under applicable blue sky laws.

               2.   Representations and Warranties of the Shareholders.
                    --------------------------------------------------

               As an inducement to the Company to issue the Registrable Securities to each Shareholder, each Shareholder represents and warrants to the Company as follows:

               2.1. No Distribution.
                    ---------------

               Each Shareholder is acquiring the Registrable Securities for its own account with no view to any distribution thereof in violation of the 1933 Act. Each Shareholder understands that since the Registrable Securities have not been registered under the 1933 Act, the Registrable Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Each Shareholder acknowledges that the Company is under no obligation to register under the 1933 Act any sale of the Registrable Securities or to comply with any provisions which would entitle any such sale to any exemption from registration, except as provided in this Agreement. Each Shareholder is fully familiar with Rule 144 promulgated under the 1933 Act.

               2.2. Information Made Available.
                    --------------------------


               Each Shareholder has received and reviewed the Company's most recent Annual Report to Stockholders, it most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. In addition, each Shareholder has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management. Each Shareholder has such knowledge and experience in financial matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Registrable Securities. Each Shareholder's financial condition is such that such Shareholder is able to bear all economic risks of investment in the Registrable Securities, including the risks of holding the Registrable Securities for an indefinite period of time.

               2.3. Prospectus Requirements.
                    -----------------------

               Each Shareholder hereby covenants with the Company that it will promptly advise the Company of any changes in the information concerning each Shareholder contained in the Registration Statement or any other registration statement required by this Agreement and that such Shareholder will not make any sale of Registrable Securities pursuant to any registration statement without complying with the prospectus delivery requirements of the 1933 Act. Each Shareholder acknowledges that occasionally there may be times (as described in Section 1.3(d) hereof) when the Company must temporarily suspend the use of the prospectus forming a part of any such registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC, the relevant prospectus supplemented by the Company or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are suspended, each Shareholder agrees not to sell any such Registrable Securities pursuant to any such prospectus.

          3.   Miscellaneous.
               -------------

               3.1. Notices.
                    -------

               All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or by any recognized express mail service, to the party to whom the same is so given or made:

         If to the Company, to:       GenRad, Inc.
                                       300 Baker Avenue
                                       Concord, MA  01742-2174
                                       Telecopy:  (508) 287-7263
                                       Attention:  Daniel Harrington,
                                                    Chief Financial Officer


or to such other person at such other place as the Company shall designate to the Shareholders in writing; and

         With a copy to:              Arthur R. Hofmann, Jr., Esq.
                                       Nutter, McClennen & Fish, LLP
                                       One International Place
                                       Boston, Massachusetts 02110-2699
                                       Telecopy: (617) 973-9748

     If to a Shareholder, to the address set forth on the signature pages hereto, or to such other address subsequently provided by such Shareholder to the Company, and in each case with a copy to William Campbell, Esquire, Ater, Wynne, Hewitt, Dodson & Skerritt, 222 SW Columbia, Suite 1800, Portland, Oregon 97201-6618; Telecopy: (503) 226-0079.

     3.2. Entire Agreement.
          ----------------

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter thereof, and cannot be changed or terminated orally. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.

     3.3. Headings; Certain Terms.
          -----------------------

     The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

     3.4. Governing Law.
          -------------

     All questions concerning the construction, validity and interpretation of this Agreement and the schedule hereto will be governed by the law of the Commonwealth of Massachusetts.

     3.5. Severability.
          ------------

     If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     3.6. Amendments and Waivers.
          ----------------------

     Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of at least 50% of the Registrable Securities and no such amendment may disproportionately act to the detriment of any particular Holder, without that Holder's consent.

     3.7. Section References.
          ------------------

     All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

     3.8. Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Company agrees to extend to any Stockholder who acquired GenRad Shares or rights thereto in the Merger, which GenRad Shares are not covered by an effective registration statement under the Act, the opportunity to become a party to this Agreement at any time or from time to time from the date hereof until five (5) days before a registration statement covering the Registrable Shares is filed with the SEC. For the purposes hereof, the terms "Stockholders" and "Merger" shall have the meanings set forth in the Merger Agreement.

     3.9. Binding Effect.
          --------------

     This Agreement shall be binding on all successors and assigns of the Company, whether by merger, reorganization, sale of assets or otherwise.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed on their behalf by an officer or representative thereunder duly authorized, on the respective dates stated below.



                                             GENRAD, INC.


                                             By:
                                                 ----------------------------
                                                  Name: James F. Lyons
                                                  Title: Chief Executive Officer


                                                 ----------------------------

                                                 ----------------------------

                                                 ----------------------------

                                                 ----------------------------

                                                 ----------------------------

                                                 ----------------------------

The Mitron and GenRad disclosure schedules to the Agreement and Plan of Merger have been omitted from this filing. Such schedules contain certain exceptions to, and information required under, the respective representations and warranties of the parties to the Agreement. GenRad will provide copies of the omitted schedules to the Securities and Exchange Commission upon its request.

                                       14